Exhibit 10.31

TIVOLI VILLAGE AT QUEENSRIDGE

Las Vegas, Nevada

LANDLORD

Great Wash Park LLC,
a Nevada limited liability company

TENANT

Integrity Food Group LLC
a Nevada limited liability company
dba Pizza Lounge

Building 17, Space(s) 120

RESTAURANT LEASE

THIS RESTAURANT LEASE is made as of the date last executed, by and between Great Wash Park LLC, a Nevada limited liability company ("Landlord"), and Integrity Food Group LLC, a Nevada limited liability company ("Tenant") (the foregoing parties are collectively the "Parties" and each is a "Party").

ARTICLE 1
INTRODUCTORY PROVISIONS

1.1 Defined Terms. Capitalized terms used in this Lease and not otherwise defined shall have the meanings set forth or cross-referenced in Exhibit "A".

1.2 Basic Lease Provisions. The following are certain basic lease provisions that are part of and are referred to in subsequent provisions of this Lease:

(a) Building and Space Numbers:

Building 17 Space 120
Tivoli Village at Queensridge
410 South Rampart Boulevard, Suite 120
Las Vegas, Nevada 89145

(b) Approximate Premises GLA:

1,832 square feet first level
-0- square feet second level
-0- square feet third level
-0- square feet fourth level
1,832 total square feet

(c) Term:

(i) **Ten (10) Lease Years commencing on the Rent Commencement Date and expiring on the Term Expiration Date.**

(ii) **Option Term: One (1) option of Five (5) Lease Years.**

(d) Estimated Premises Delivery Date: **At least sixty (60) days prior to the Rent Commencement Date.**

(e) Rent Commencement Date:

March 1, 2012, however in no event sooner than sixty (60) days from the date of delivery of the Premises to Tenant.

(f) Fixed Minimum Rent:

Lease Year	Per Foot	Lease Year	Per Foot
One	***$40.00**	**Two**	**$50.00**

***The Fixed Minimum Rent in the first three full calendar months of Lease Year One shall be abated.**

Lease Year	Per Foot	Lease Year	Per Foot
Three	**$50.00**	**Seven**	**$56.28**
Four	**$51.50**	**Eight**	**$57.97**
Five	**$53.05**	**Nine**	**$59.71**
Six	**$54.64**	**Ten**	**$61.50**

However, until seventy percent (70%) of the Retail Units gross leasable area within Phase II of the Project is open and operating the Lease Year Two gross Rent structure shall remain in effect. After this co-tenancy requirement is met, the Rent shall be as stated herein based on the applicable Lease Year.

Option Term: Commencing at the beginning of the first Lease Year of the Option Term, the Fixed Minimum Rent shall increase by three percent (3%) per year throughout the full option period.

(g) Percentage Rent:

Lease Year One and Two: Eight percent (8%) of Gross Revenue in excess of the Natural Breakpoint for such year, payable monthly.

Lease Year Three throughout the remainder of the Term: Seven percent (7%) of Gross Revenue in excess of the Natural Breakpoint for such year, payable monthly, (including during any Option Term, if exercised).

However, until seventy percent (70%) of the Retail Units gross leasable area within Phase II of the Project is open and operating the Lease Year Two Rent structure shall remain in effect. After this co-tenancy requirement is met, the Rent shall be as stated herein based on the applicable Lease Year.

(h) Tenant's Share of Retail Operating Costs:

Lease Years One and Two: None.

Lease Year Three throughout the remainder of the Term: Tenant's Proportionate Share, payable monthly on the

estimated bill (including during any Option Term, if exercised). Increases shall be subject to a five percent (5%) annual cap, excluding insurance and utilities.

(i) Tenant's Share of Retail Real Property Taxes:

<u>Lease Years One and Two</u>: None.

<u>Lease Year Three throughout the remainder of the Term</u>: Tenant's Proportionate Share, payable monthly on the estimated bill (including during any Option Term, if exercised).

(j) Annual Tenant's Marketing Fund Contribution:

<u>Lease Years One and Two</u>: None.

<u>Lease Year Three throughout the remainder of the Term</u>: Two Dollars ($2.00) per square foot of Premises GLA per annum.

(k) One Time Grand Opening Marketing Assessment:
None.

(l) Tenant's Trade Name:
Pizza Lounge

(m) Permitted Use:
Tenant will operate the Premises as a pizzeria, serving beer and wine.

Such use is limited to sale of the types of food items contained in Tenant's menu, attached hereto as Exhibit "H" ("Original Menu"), as may be updated from time to time without the consent of Landlord with items that are consistent with Tenant's Permitted Use. Tenant is prohibited from operating as any of the prohibited uses detailed on Exhibit "I" – Prohibited Uses.

(n) Radius Restriction:
Tenant shall not own, operate, or license the operation of any additional pizzeria stores within a five (5) mile radius of the Project.

(o) Notice and Payment Addresses:
Tenant: Integrity Food Group LLC
410 South Rampart Boulevard, Suite 120
Las Vegas, Nevada 89145
Attn: Ken Henderson

Telephone: 702-278-7717

Landlord: Great Wash Park, LLC
9755 West Charleston Boulevard
Las Vegas, NV 89117-7536
Attn: Patrick Done, Exec-Vice Pres.
Telephone: 702-946-6680

With copies to: Great Wash Park, LLC
9755 West Charleston Boulevard
Las Vegas, NV 89117-7536
Attn: Todd D. Davis, General Counsel
Telephone: 702-946-6680

Great Wash Park, LLC
9755 West Charleston Boulevard
Las Vegas, NV 89117-7536
Attn: Guy Penini, Manager
Telephone: 702-940-6930

Payments to: Great Wash Park, LLC
9755 West Charleston Boulevard
Las Vegas, NV 89117-7536
Attn: Accounts Payable-Leasing
Telephone: 702-940-6930

(p) Security Deposit:

Five thousand dollars ($5,000) due within thirty (30) days of Lease execution.

(q) Guarantor:

Ken Henderson and Gary Decker to guaranty the financial obligations of this Lease up to the amount Seventy Three Thousand Two Hundred Eighty and no/Dollars ($73,280.00).

(r) Hours of Operation:

The initially established minimum hours and days of operation are as follows, subject to modification by Landlord:

Restaurant:
Mondays through Sunday 11:00 AM to 9:00 PM

Allowable Holiday Closures:
Easter, Thanksgiving; Christmas; and New Years

1.3 Additional Provisions. The following provisions shall apply notwithstanding anything in this Lease to the contrary:

(a) Landlord shall deliver the Premises in "as-is" condition, with the existing installed improvements and non-movable trade fixtures specified on Exhibit "D" – Non-Movable Trade Fixtures which shall be the property of Landlord however shall remain with the Premises for Tenant's use during the Term, including any Option Terms.

(b) <u>Termination Contingency</u>: If Tenant's Gross Revenue has not reached Seven Hundred and Fifty Dollar ($750) per square foot of Premises GLA by the end of Lease Year Five, then either party shall have the right to terminate this Lease by providing the other with written notice of intent to terminate at any time within one hundred and eighty (180) days after Landlord's receipt of the Gross Revenue statement for Lease Year Five. The effective termination date of this Lease shall then be six (6) months following the written notice of termination, unless another effective termination date is agreed to in writing among the parties.

(c) <u>Pepsi Rebates</u>: Landlord shall pay annual rebates to Tenant based on Tenant's purchase of Pepsi beverage products as follows: (i) Two dollars ($2.00) per gallon for all gallons of Postmix Products (defined below) purchased from Pepsi and (ii) One Dollar ($1.00) per Twenty Four (24) pack case of Packaged Products (defined below) purchased from Pepsi according to the following terms: (a) lowest bag in the box price available, equal to National Fountain pricing, (b) lowest bottle and can pricing available in the Las Vegas Pepsi Market, (c) all equipment and service at no charge, and (d) Landlord shall pay the above rebates to Tenant within fifteen (15) days of Landlord's receipt of the annual rebate from Pepsi. Postmix Products mean the products purchased from Pepsi and used to make fountain beverages. Package Products mean the bottle and can beverages purchased from Pepsi.

Tenant agrees that Pepsi will be its exclusive supplier of carbonated and noncarbonated, nonalcoholic beverages, whether distributed in bottle or can packages, through fountain dispensing units, liquid concentrate dispensers and/or frozen beverage dispensers, including but not limited to: (i) colas and other flavored carbonated drinks; (ii) fruit juice, fruit juice containing and fruit flavored drinks; (iii) ready-to-drink chilled coffee drinks; (iv) chilled and liquid concentrate tea products; (v) hypertonic, isotonic and hypotonic drinks (sports drinks, energy and fluid replacements); (vi) frozen carbonated/non-carbonated beverages; (vii) non-tap regular, sweetened, flavored or enhanced waters (whether carbonated, still, spring, mineral or purified); and (viii) value-added protein drinks. Beverages shall not include hot coffee, hot tea, hot chocolate, milk, milkshakes, non-alcoholic beer and tap water.

(d) <u>Delivery Condition</u>: Landlord shall deliver the Premises in "As-Is" condition. The furniture, fixtures, and equipment listed on the attached Exhibit "D" – Movable & Non-Movable Trade Fixtures ("Trade Fixtures") shall remain with the Premises for Tenant's use during the Term. All Trade Fixtures shall be without warranty, except to the extent that any manufacturers or other warranty coverage remains in which case Landlord

shall cooperate with Tenant to allow such warranty to be utilized for the benefit of Tenant (at no expense to Landlord). In the event that Tenant wishes to dispose of any of the Trade Fixtures, Tenant shall contact Landlord and request its removal.

1.4 Triple Net Lease. Except as otherwise expressly provided in this Lease, Landlord shall not be liable for any costs related to the Premises.

1.5 Exhibits. The following exhibits are attached hereto and incorporated herein by this reference:

EXHIBIT "A" - Definitions

EXHIBIT "B" - Project Site Plan

EXHIBIT "C" - Depiction of Premises

EXHIBIT "D" – Movable and Non-Movable Trade Fixtures

EXHIBIT "E" - Design Criteria

EXHIBIT "F" - Approved Plans (incorporated by reference)

EXHIBIT "G" - Guaranty (as applicable)

EXHIBIT "H" – Original Menu

EXHIBIT "I" – Prohibited Uses

ARTICLE II
PREMISES

2.1 Premises. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, subject to (a) the terms and conditions of this Lease, (b) all matters of record, and (c) all Project Governing Documents.

2.2 Gross Leasable Area of the Premises. The gross leasable area of the Premises (the "Premises GLA") shall be the actual number of square feet of floor space within the Premises (unless expressly excluded from such calculation in Section 1.2(b)) computed based on the "lease lines" for the Premises as follows. The lease line for common demising walls between adjoining tenants shall be the center line of the common demising wall. Along the storefront the lease line shall be the "designated line" separating the Premises from the Village Common Areas, regardless of where Tenant's storefront is actually built, unless Tenant's storefront extends or "pops out" past such designated line in which event the storefront exterior shall be Tenant's lease line. On non-common demising walls, such as between the Premises and service corridors, mechanical rooms or the building exterior, the lease line shall be the

outside face of the demising wall. Any recesses required to accommodate the door swing of the exit door for the Premises shall be considered part of the Premises. No deductions to the Premises GLA shall be made for stairs, escalators, elevators, walls, columns, bracing, conduits or shafts within the Premises. The Premises GLA is used as the numerator in computing Tenant's Proportionate Share, and in all computations of Rent, to the extent Rent is determined on a square foot (as opposed to a fixed rate) basis.

2.3 Revisions to Premises GLA. The square footage set forth in Section 1.2(b) has been determined pursuant to the provisions of Section 2.2 by reference to either "CAD" or scaled architectural drawings of the Premises. Irrespective of whether or not the Premises shall have been constructed as of the date of this Lease, if Landlord's final as-built, Final CAD, or field measurements of the Premises after Tenant's leasehold improvements have been constructed should disclose a different square footage than the Approximate Premises GLA set forth in Section 1.2(b), then Landlord shall notify Tenant in writing. Tenant shall have ten (10) days to notify Landlord in writing whether it approves of the revision, and failure to do so shall be deemed Tenant's approval. If Tenant disapproves of the revision within ten (10) days of its receipt of Landlord's notice, then Tenant's architect and Landlord's architect shall choose a third party architect who will determine the Premises GLA in accordance with Landlord's measurement standards. The failure of Landlord to tender a revised Premises GLA measurement prior to delivery of the space to Tenant shall cause the square footage set forth in Section 1.2(b) to be deemed the Premises GLA for all purposes herein.

2.4 Landlord's Reservation. Landlord reserves to itself exclusively the roof and exterior walls of the Premises and the Building (other than Tenant's storefront and any other areas of Tenant's permitted signage). In addition, Landlord reserves to itself all space above the ceiling within the Premises to accommodate the Building's structural, mechanical, utility and other similar requirements. Landlord further reserves (a) the right to run utility lines, pipes, conduits, shafts and ducts through the air space above Tenant's ceiling, through the columns and walls of the Premises and (b) the right to maintain, repair, alter, replace and remove the same; provided, however, that Landlord's use and exercise of the said reserved areas and rights, and any all work conducted by Landlord in connection therewith, shall be in such manner as not to interfere in any material respect with Tenant's use and enjoyment of the Premises or Tenant's exercise of its rights under this Lease.

ARTICLE III
COMMON AREAS AND PARKING

3.1 Tenant Use of Village Common Areas. Landlord hereby grants to Tenant and its agents, employees and customers a non-exclusive right during the Term to use the Village Common Areas for their intended purpose in common with other tenants and occupants of the Project, and their agents, employees and customers, and with residents of the Project and their invitees, to the extent necessary for the operation of Tenant's business at the Premises, subject to the exclusive control and management thereof at all times by Landlord and subject further to Section 3.2, Section 3.3, Article IV, Section 11.1 and all other provisions hereof governing Tenant's use of the Village Common Areas. Tenant shall not (a) erect any wall, fence, rope, division or other obstruction in any Village Common Area, (b) sell, display, advertise or promote any merchandise or service in any Village Common Area, or (c) otherwise use the Village Common Areas for any purpose not herein designated or in any manner that interferes with any right of any other Person to use the Village Common Areas.

3.2 Landlord Operation of Village Common Areas. Landlord shall have the right without

abatement of Rent to (a) construct, lease, license and operate kiosks, carts, and sales areas on any portion of the Village Common Areas, (b) enter into, modify and terminate easements and other agreements pertaining to the use and maintenance of the parking area portions of the Village Common Areas, (c) close such portions of the Village Common Areas as may, in the reasonable opinion of Landlord, be necessary to prevent a dedication thereof or the accrual of any right therein to any Person or to the public, provided that such closure does not materially restrict pedestrian access to the Premises, (d) close portions of the Village Common Areas for any other reason reasonably determined by Landlord to be in the best interest of the Project, provided that such closure does not materially restrict pedestrian access to the Premises, (e) close temporarily any or all portions of the Village Common Areas for maintenance, repairs, refurbishing or improvement, (f) discourage non-customer parking, (g) install, move, remove, relocate and replace seats, trees, planters and other amenities within the Village Common Areas, (h) use, permit the use of, and deny the use of the Village Common Areas for any purpose which Landlord reasonably determines to be in the best interest of the Project, including, without limitation, promotions, events, exhibits, displays, shows and other activities, provided that such closure does not materially restrict pedestrian access to the Premises, and (i) do such other acts in and to the Village Common Areas and the improvements therein as Landlord, in the exercise of its reasonable business judgment, shall deem to be advisable. Landlord's closure of vehicular access to the podium level streets shall not be deemed a closure of the Common Areas. Without limitation of its rights, if Landlord takes such action, it will use its best efforts to minimize its impact on Tenant's operations.

3.3 Employee Parking. Tenant and its employees shall park their cars only in such areas designated for their parking by Landlord. Tenant shall furnish Landlord with state automobile license numbers assigned to cars used by Tenant and its employees within ten (10) days after any change of employees, but no more frequently than monthly. If Tenant or its employees shall fail to park their cars in the designated parking areas, then, Landlord shall have the right without notice, to boot or have towed away the car involved. Tenant shall notify its employees in writing of the provisions of this Section 3.3. Landlord may, in its sole and absolute discretion, uniformly as to all Retail Unit tenants arrange for off-site parking and a shuttle service to the Project for Tenant employees. All costs for such parking and service shall be included in the Village Operating Costs. Parking may be subject to such further rules and regulations as may be established by Landlord under Section 11.1.

ARTICLE IV
PROJECT

4.1 Components of Project. Landlord currently anticipates that: (a) the Project will be structured as a common-interest community (as defined in Chapter 116 of Nevada Revised Statutes) consisting of retail (including restaurant) units (the "Retail Units"), office units (the "Office Units"), and residential units (the "Residential Units"), (b) the Project will be generally divided into a village area (the "Village Area") which includes all of the Retail Units, all of the Office Units and certain of the Residential Units, and a condominium towers area (the "Towers Area") which includes the rest of the Residential Units, (c) the Residential Units in the Village Area may be located above Retail Units and/or Office Units, (d) the Residential Units in the Towers Area will be further divided into multiple buildings, one (1) of which will be located partially above a portion of the Village Area, and (e) the Project will include two parking garages, one (1) for the Village Area (the "Village Parking Garage") and one (1) for the Towers Area (the "Towers Parking Garage"). The current site plan for the Project (the "Project Site Plan") is generally depicted in Exhibit "B".

4.2 Project Governing Documents. Landlord shall have the right to record against the land upon which the Project is located, and to otherwise cause the Project to be subject to, all declarations of covenants, conditions and restrictions, all reciprocal and cross easement agreements, and all other instruments, agreements and other documents as Landlord in its sole and absolute discretion deems necessary or desirable to create or govern the common-interest community described in Section 4.1, as the same may be changed or revised by Landlord pursuant to Section 4.3 (collectively, and as the same may be amended from time to time, the "Project Governing Documents"). This Lease shall be subject to, and Tenant shall comply with, all Project Governing Documents to the extent the same do not materially diminish Tenant's rights under this Lease or materially increase Tenant's obligations under this Lease.

4.3 Landlord Right to Change Project. Landlord reserves the right at any time and from time to time to: (a) change or revise the components of the Project, including, without limitation, increasing or decreasing the number of buildings and residential condominium units in the Project, (b) change or revise the Project Site Plan, including, without limitation, reconfiguring, expanding, reducing or otherwise modifying the Village Common Areas, (c) construct other buildings and improvements in or as additions to the Project and to make alterations thereof and additions thereto and to build additional stories on any such buildings and to construct other buildings and improvements adjoining the same, (d) otherwise change or revise the Project, including, without limitation, conveying portions of the Project to others for the purpose of constructing thereon other buildings and improvements, including alterations thereof and additions thereto, and (e) change the timing and phasing of the construction of the various components of the Project.

ARTICLE V
INITIAL CONSTRUCTION

5.1 Landlord's Work. Premises delivered "as-is".

5.2 Tenant's Work. [to the extent Tenant is performing any Tenant's Work]

(a) Tenant, at its sole cost and expense, shall construct all portions of the Premises not included in Landlord's Work (including, without limitation, the storefront of the Premises), shall install all trade fixtures, and shall perform all other work necessary to prepare the Premises to be open to the public for business (collectively, "Tenant's Work"), all in accordance with the Tenant Design Criteria .

(b) Tenant, at its sole cost and expense, shall prepare plans and specifications (the "Tenant Improvement Plans") for Tenant's Work, all in accordance with the Tenant Design Criteria.

(c) In connection with the performance of Tenant's Work, Tenant, at its sole cost and expense, shall: (i) procure all permits, approvals, consents, licenses and authorizations required under any applicable Law for the performance of Tenant's Work, and (ii) use only materials, and install only trade fixtures that are new, high quality and free of material defects. Notwithstanding the foregoing sentence, Tenant may also use antiques and other high quality "used" materials and fixtures.

(d) Landlord may require Tenant, at Tenant's sole cost and expense, to furnish to Landlord a payment and performance bond naming Landlord as beneficiary from a surety reasonably satisfactory to Landlord, or other security reasonably satisfactory to Landlord, to assure diligent and

faithful payment for and performance of all Tenant's Work. Tenant's compliance with NRS 108.2403 shall satisfy the payment and performance requirements contained in this subsection (d).

(e) If Landlord performs any work at the request of Tenant which is Tenant's responsibility hereunder, Landlord shall bill Tenant for the costs thereof and Tenant shall pay such costs to Landlord no later than fifteen (15) days following receipt of Landlord's billing.

(f) Tenant agrees to diligently pursue satisfaction of all of its obligations under this Section 5.2, and upon reasonable request by Landlord, to provide confirmation of Tenant's progress and ability to meet anticipated timelines.

5.3 Schedule

Task	Schedule	Responsible Party
Preliminary Plan Submission	20 Days from Lease Execution	Tenant
Review and Comments to Preliminary Plan	5 Days from Submission	Landlord
Final Plan Submission	60 Days from Lease Execution	Tenant
Review and Comments to Final Plan	10 Days from Submission	Landlord
Revise & Resubmit Final Plans (If Required by LL)	10 Days from Receipt of LL Comments	Tenant
Review and Comments to Revised Final Plan (If Required)	5 Days from Submission	Landlord
Submit Final Plans for Permit	5 Days from Receipt of LL Approval (or at time of LL submission with prior LL approval)	Tenant
Construction Start	10 Days from Receipt of Building Permit	Tenant

5.4 Mechanic's Liens. Nothing contained in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied by inference or otherwise, to any contractor, laborer or materialman for the performance of any services or the furnishing of any materials or equipment for any specific improvement to, alteration to, or repair of the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials on behalf of Landlord that would give rise to the filing of any lien against the Premises, the Building or the Project.

5.5 Labor Cooperation. Tenant shall perform all Tenant's Work in a manner so as to avoid any labor dispute that causes or is likely to cause stoppage or impairment of any work or other services in

the Project. If there is any such stoppage or impairment as the result of any such labor dispute or potential labor dispute, then Tenant shall immediately undertake such reasonable action as may be necessary to eliminate such dispute or potential dispute.

ARTICLE VI
TERM

6.1 Initial Term. The term of this Lease shall commence on the Rent Commencement Date and, unless this Lease is extended as provided in Section 6.5 or is earlier terminated by Law or as elsewhere provided herein, shall expire at midnight on the "Term Expiration Date" which shall be the date at the end of the number of Lease Years stated in Section 1.2(c)(i) (such term, as the same may be extended under Section 6.5, is referred to herein as the "Term").

6.2 Rent Commencement Date.

(a) As used in this Lease, the term "Rent Commencement Date" shall mean the date specified in Section 1.2(e).

(b) If Landlord fails to deliver possession of the Premises to Tenant within eighteen (18) months after the Estimated Premises Delivery Date set forth in Section 1.2(d) for any reason within Landlord's reasonable control, such failure shall not constitute a default by Landlord hereunder but Tenant shall then have the right to terminate this Lease upon written notice to Landlord given at any time on or before the date thirty (30) days thereafter (provided Landlord has not theretofore delivered possession of the Premises to Tenant), and neither Party shall thereafter have any further obligation hereunder (except with respect to matters that arose before such termination).

(c) If Tenant fails to open the Premises to the public for business by the Rent Commencement Date for any reason within Tenant's reasonable control, then, in addition to the payment of Fixed Minimum Rent and Additional Charges, Landlord shall have the right to require Tenant to pay to Landlord, as liquidated damages and not as a penalty, an amount equal to fifty percent (50%) of 1/365ths of the annual Fixed Minimum Rent for each day that Tenant fails to have the Premises open to the public for business on and after the Rent Commencement Date, which amount shall be in lieu of Percentage Rent that might have been earned had Tenant opened in a timely fashion and shall compensate Landlord for other actual and substantial losses that Landlord may suffer as a result of such failure. Nothing contained in this Section 6.2(c) shall: (i) be construed as a waiver of any other rights and remedies Landlord may have against Tenant as a result of such failure, or (ii) affect Tenant's obligation to commence payment of Fixed Minimum Rent and Additional Charges on the Rent Commencement Date.

6.3 Confirmation of Term. At any time following the Rent Commencement Date, Landlord and Tenant shall, within fifteen (15) days following the request of either Party, execute a written confirmation of the Rent Commencement Date and the Term Expiration Date.

6.4 Commencement of Tenant Obligations. From the date Landlord delivers possession of the Premises to Tenant until the Rent Commencement Date, Tenant shall observe and perform all obligations of Tenant hereunder (other than its obligations to pay Fixed Minimum Rent and Additional Charges) as if the term of this Lease began when possession of the Premises was so delivered to Tenant.

6.5 Extension of Term. Tenant is hereby granted an option to extend the initial term of this Lease ("Original Term"), for the additional consecutive period set forth in Section 1.2(c)(ii), if any ("Option Term"). Such option shall be effectively exercised only if: (a) Tenant notifies Landlord, in writing, no less than twelve (12) months nor more than eighteen (18) months prior to the commencement of the extension period, of Tenant's intention to exercise such option, and (b) is not in default of this Lease at the time of exercise of such renewal option beyond any applicable cure period. If Tenant fails to effectively exercise such option, then such option shall thereupon terminate. The terms and conditions of the Option Term shall be the same as the terms and conditions of the Original Term except that: (a) Tenant shall have no further right of extension after the expiration of the extension period, (b) the Fixed Minimum Rent payable during such extension period shall be calculated in accordance with Section 1.2(f), and (c) the Percentage Rent payable during such extension period shall be calculated in accordance with Section 1.2(g).

6.6 Surrender Upon Lease Termination. Upon the expiration or earlier termination of this Lease, Tenant shall deliver and surrender to Landlord possession of the Premises in broom-clean condition and otherwise in the state of condition and repair as Tenant is required to maintain the Premises hereunder.

6.7 Holding Over. If Tenant holds possession of the Premises after the expiration or earlier termination of this Lease, then Landlord may, in its sole and absolute discretion, treat such possession as an unauthorized holdover and as either a tenancy at sufferance or a month-to-month tenancy, upon the same terms and conditions as are hereinafter set forth, except that the monthly Fixed Minimum Rent shall be two hundred percent (200%) of the monthly Fixed Minimum Rent payable by Tenant immediately prior to such termination (prorated on a daily basis if such tenancy is treated by Landlord as a tenancy at sufferance). Nothing herein shall be construed to limit Landlord's right to obtain possession of the Premises upon termination of this Lease by unlawful detainer proceedings or otherwise if Landlord does not exercise its option to treat the continued possession by Tenant as a month-to-month tenancy, or to pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE VII
RENT

7.1 Fixed Minimum Rent.

(a) Tenant hereby covenants and agrees to pay to Landlord, without deduction or set-off and without notice or demand, as "Fixed Minimum Rent", the amount(s) set forth in Section 1.2(f), said amount(s) to be due and payable in monthly installments, in advance, on the Rent Commencement Date and on the first day of each and every calendar month thereafter. Tenant shall not at any time pay the monthly Fixed Minimum Rent more than one (1) month in advance of its due date. Monthly Fixed Minimum Rent for any partial calendar month shall be prorated based on the actual number of days in such month and any additional days within Lease Year One beyond twelve calendar months shall be in addition to the Fixed Minimum Rent due in Lease Year One and paid at the monthly Rent rate in effect during Lease Year One (such amount shall be added to the Lease Year One Fixed Minimum Rent for the purpose of calculating the Natural Breakpoint).

(b) Tenant shall pay the adjusted Fixed Minimum Rent as calculated pursuant to Section 1.2(f) commencing with the first month of the Lease Year affected by the adjustment. However,

pending the determination of the adjusted Fixed Minimum Rent, Tenant shall continue to pay Fixed Minimum Rent in the same amount as the Fixed Minimum Rent for the Lease Year immediately preceding the Lease Year affected by the adjustment. When the adjusted Fixed Minimum Rent has been determined, Tenant, concurrently with the next monthly Fixed Minimum Rent payment due and payable after the furnishing by Landlord to Tenant of the computation of the adjusted Fixed Minimum Rent, in addition to the adjusted Fixed Minimum Rent for such month, shall pay Landlord a sum equal to the amount of the increase in the Fixed Minimum Rent due for each of the previous months in the Lease Year affected by the adjustment.

7.2 Percentage Rent.

(a) Amount. In addition to Fixed Minimum Rent, Tenant covenants and agrees to pay to Landlord, without deduction or set-off and without notice or demand, "Percentage Rent" in the amount(s) set forth in Section 1.2(g). Percentage Rent shall be calculated separately as to each Lease Year during the Term. Landlord may, at its option, elect to convert the Percentage Rent calculation to a calendar year, in which case pro-rata adjustments will be made to the Natural Breakpoint schedule in Section 1.2(g).

(b) Payment.

(i) Tenant shall pay any Percentage Rent that accrues pursuant to Section 1.2(g) monthly, in arrears, on or before the first day of the second calendar month following the month for which such Percentage Rent has accrued (e.g., Percentage Rent for January is due by March 1).

(ii) Upon Landlord's receipt of Tenant's certified statement of Gross Revenue at the close of each Lease Year, as provided in Section 7.2(e), the following adjustments with respect to Percentage Rent shall be made: (A) overpayments of Percentage Rent shall be credited against the next installment of Rent due (except at the end of the Term, in which case Landlord shall pay such amount to Tenant within thirty (30) days after Landlord's receipt of such statement), and (B) underpayments of Percentage Rent shall be paid to Landlord within thirty (30) days after Landlord's receipt of such statement.

(c) Gross Revenue. As used herein, "Gross Revenue" means all gross receipts, charges and revenues (including, without limitation, finance charges) from goods, wares and other merchandise sold, services performed, and all other business conducted, in, at or from the Premises, whether the same be for cash, barter, credit, check, charge account or any other disposition of value, regardless of collection in the event of credit or charge account transactions, and whether made, performed or conducted by Tenant, or any sub-tenant, concessionaire, licensee or assignee of Tenant. The value of each sale shall be the actual total sales price charged to the customer, and shall be reported in full in the month that the transaction occurs irrespective of when, or if, payment is received. Gross Revenue includes, without limitation: (i) the amounts of all orders which originate in, at or from the Premises (inclusive of online sales), whether delivery or performance is made from the Premises or from another place, (ii) the amounts of all orders mailed, telephoned, telegraphed, or sent by e-mail or over the internet, which are received at or filled from the Premises, (iii) all amounts received from mechanical, self-operated or automatic vending devices at the Premises, (iv) the selling price of all gift and merchandise certificates sold in, at or from the Premises, (v) all business interruption and loss of income insurance proceeds attributable to lost sales or revenues in, at or from the Premises, and (vi) all deposits

for merchandise or services that are received in, at or from the Premises and that are not refunded. There shall be no deduction or exclusion from Gross Revenue except as specifically permitted in Section 7.2(d).

(d) Exclusion from Gross Revenue. Notwithstanding the foregoing, Gross Revenue shall not include the following: (i) Merchandise returned in the amount of cash refunded, credit given, or discounts and allowance granted or exchanges made, provided that the price paid for such items was included in Gross Revenue, (ii) the amount of any sales, use or gross receipts tax, or excise tax, imposed by any governmental authority upon the sale of merchandise or services, or both, which such taxes are added separately to the selling price thereof and collected from customers or paid by Tenant and included in the retail selling price, provided the amount of such tax is separately recorded, (iii) the exchange of merchandise between stores of Tenant, when such exchanges are made solely for the operation of Tenant's business and not for the purpose of consummating a sale which has been made in, at or from the Premises, (iv) merchandise returned for credit to shippers, jobbers, wholesalers or manufacturers, (v) revenue from the sale of trade fixtures after use in the Premises and sums or credits received in settlement of claims for loss of or damage to merchandise, or (vi) revenue from vending machines for Tenant's employee use only.

(e) Reporting.

(i) Tenant shall submit to Landlord, on or before the twentieth (20th) day of the month following the calendar month in which the sales were incurred, a statement in a form reasonably satisfactory to Landlord signed by Tenant showing Gross Revenue for the preceding calendar month. (e.g. the Gross Revenue statement for January is due on or before February 20th)

(ii) On or before the date forty-five (45) days following the close of each calendar year (or the expiration or earlier termination of this Lease), Tenant shall furnish to Landlord a statement in a form reasonably satisfactory to Landlord certified by an officer, manager or general partner, as appropriate, of Tenant, or a certified public accountant employed by Tenant, showing Gross Revenue for the such calendar year (or portion thereof).

(iii) For the purpose of ascertaining the amount of Gross Revenue, Tenant agrees to record each and every sale at the time of the transaction on: (A) a cash register having a sealed, continuous, cash register tape with cumulative totals, which numbers, records and duplicates each transaction entered into the register (in any event such cash register must have a non-resettable grand total), (B) serially pre-numbered sales slips, or (C) a computer system that produces and maintains comparable records. If Tenant chooses to record each sale by using a cash register, Tenant agrees that the continuous, cash register tape will be sealed or locked in such a manner that it is not accessible to the individual operating the cash register. If Tenant chooses to record each sale on a computer system, Tenant agrees that such computer system shall include a real-time backup system and shall be set up so that such records cannot be changed by the individual operating the computer system. If Tenant chooses to record each sale on individual sales slips, Tenant agrees that said sales slips (including those canceled, voided, or not used) will be retained in numerical sequence for the period set forth in Section 7.2(f)(i).

(iv) If Tenant fails to prepare and deliver any statement of Gross Revenue in a timely manner as required herein, Landlord may do any or all of the following: (A) elect to treat such failure as a default of this Lease, (B) elect to audit all books and records of Tenant that in any way pertain to or show Gross Revenue and to prepare the statement or statements which Tenant has failed to prepare and deliver, and/or (C) impose a late/non-reporting fee of One Hundred Dollars ($100) per day such

statement is past due (which fee shall increase at the beginning of each Lease Year after the first Lease Year by an amount equal to five percent (5%) of the late/non-reporting fee amount established in the prior year). Any statement or statements so prepared by Landlord shall be conclusive on Tenant, and Tenant shall pay to Landlord upon demand all sums as may be shown by such audit to be due as Percentage Rent. In addition, Tenant shall pay to Landlord upon demand as additional rent all costs and expenses of such audit and of the preparation of any such statements.

(v) Landlord may, in its sole and absolute discretion, establish a program for the purpose of collecting daily sales information directly from Tenant via Tenant's designated representatives at the Premises, and Tenant shall cooperate with Landlord in connection with the same. Such program may be in the form of automated, computerized telecommunication. The costs and expenses of the operation of such program will be paid for either by Landlord or by proceeds from the Marketing Fund. The information collected from such program may be utilized by Landlord for evaluating and responding to market trends and such other matters as Landlord finds appropriate.

(f) Books and Records.

(i) Tenant agrees to prepare, keep and maintain at the Premises, or at its principal office in Las Vegas, Nevada, accurate books and records (as more specifically identified below) of all business conducted at the Premises in accordance with generally accepted accounting practices consistently applied, and said records shall be open and available to Landlord for audit or other examination at all reasonable times, upon reasonable notice to Tenant, for the purpose of ascertaining or verifying Gross Revenue. All such records shall be retained by Tenant for examination by Landlord for a period of at least two (2) years following the end of the calendar year for which said records apply.

(ii) The books and records to be prepared, kept, maintained and retained by Tenant under Section 7.2(f)(i) shall include, without limitation, the following for each calendar year: (A) Daily cash register summary tapes (normally referred to as "Z Tapes") and sealed, continuous, cash register tapes, pre-numbered sales slips or comparable computer records, maintained as recited herein, (B) a single, separate bank account into which all receipts of business and other revenue from operations in, at or from the Premises are deposited, (C) all bank statements detailing transactions in or through any business bank account, (D) daily or weekly sales recapitulations, (E) a sales journal, (F) a general ledger or a summary record of all cash receipts and disbursements from operations on or from the Premises, (G) copies of all sales or use tax returns filed with any governmental authority which reflect in any manner sales, income or revenue generated in, at or from the Premises, (H) a sales detail of all sales made from online terminals located at the Premises, and (F) such other books and records as Landlord may reasonably require in order to ascertain, document or substantiate Gross Revenue.

(iii) If upon examination of Tenant's available books and records Landlord determines that Tenant has failed to prepare, keep, maintain and retain the above-recited books and records in the manner detailed herein, then: (A) Landlord shall give Tenant thirty (30) days to cure the deficiencies in such books and records, and (B) Tenant shall reimburse Landlord upon demand as additional rent for all costs and expenses incurred by Landlord in determining such deficiencies. If Tenant fails to cure such deficiencies within thirty (30) days after receipt by Tenant of Landlord's notice thereof, then Landlord may, at its option: (A) grant Tenant additional time to cure such deficiencies, (B) hold Tenant in default of this Lease, or (C) at Tenant's sole cost and expense, and for its benefit, retain a good and reputable independent accounting or bookkeeping firm to prepare, keep, maintain and retain the above-recited books and records. If Landlord elects the last option, Tenant agrees and covenants that the

representative or representatives of such accounting or bookkeeping firm will have full right of entry and access to the Premises and existing financial records, and the full cooperation of Tenant, for the purpose of preparing, keeping, maintaining and retaining the above-recited books and records.

(iv) If an audit or other examination of Tenant's books and records discloses a deficiency in excess of two percent (2%) of the Gross Revenue reported for any calendar year where Percentage Rent is due Landlord, then Tenant shall pay to Landlord upon demand as additional rent the costs and expenses of such audit or other examination. Any additional Percentage Rent found due and owing as a result of such examination shall be immediately paid by Tenant to Landlord upon demand. If an examination of Tenant's books and records by Landlord discloses that Tenant has over-reported Gross Revenue and that, as a result of said over-reporting, Tenant has overpaid Percentage Rent, then Landlord shall give Tenant a credit in the amount of the overpayment against the next installment of Rent due (except at the end of the Term, in which case Landlord shall pay such amount to Tenant within thirty (30) days after Landlord's receipt of the findings of such examination).

7.3 Manner of Payment. All Rent and other amounts that Tenant is required to pay to Landlord hereunder shall be paid in lawful currency of the United States of America at the address set forth in Section 1.2(o) or such other place as Landlord may, from time to time, designate in writing. If Tenant pays any such Rent or other amount by check and any two (2) or more of such checks for any reason fail to clear and are returned unpaid, then Landlord may at its option require Tenant to thereafter pay all Rent and other amounts that Tenant is required to pay to Landlord hereunder by cashier's or certified check, or by electronic wire transfer.

7.4 Late Charges and Interest. Notwithstanding anything in this Lease to the contrary, if Tenant fails to pay any Rent or other amount that Tenant is required to pay to Landlord hereunder within five (5) days following the due date thereof, then Tenant shall pay to Landlord upon demand a late charge equal to ten percent (10%) of the amount due. All past due amounts shall accrue interest at a rate of one and a half percent (1 ½%) per month until paid. Late charges and interest are payable as part of the Rent.

7.5 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of an amount less than the amount of any payment of Rent or other amount herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent or other amount, nor shall any endorsement or statement on any check or any letter accompanying any check or payment of Rent or other amount be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Rent or other amount or pursue any other remedy provided for in this Lease or available at law or in equity.

ARTICLE VIII
ADDITIONAL CHARGES

8.1 Status of Charges. Tenant shall additionally pay to Landlord, as part of the Rent, the amounts described in this Article VIII (collectively, the "Additional Charges").

8.2 Operating Costs.

(a) Tenant shall pay to Landlord as Tenant's share of the Retail Operating Costs the portion of the Retail Operating Costs set forth in Section 1.2(h). Tenant's share of the Retail Operating

Costs shall be paid by Tenant to Landlord in equal monthly installments, in advance, without deduction or set-off and without notice or demand, on the first day of each calendar month during the Term in an amount equal to one-twelfth (1/12) of Tenant's share of the Retail Operating Costs as estimated by Landlord for the then current Landlord's Fiscal Year. The amount due for any partial Landlord's Fiscal Year shall be prorated based on the actual number of days in such year. The amount due for any partial month at the commencement of Lease Year One shall be prorated based on the actual number of days in such month and added to Tenant's Lease Year One Tenant's Proportionate Share of Retail Operating Costs.

Notwithstanding the foregoing, where Retail Operating Costs are incurred for goods and services predominantly benefiting a subset of tenants (e.g., where only certain tenants participate in trash removal, janitorial, or other services, etc.), Landlord shall be permitted at Landlord's sole discretion, to adjust Tenant's contribution for such goods or services in accordance with a reasonable scheme of allocation taking into account the extent of use of such goods and services by Tenant in comparison with all others using such goods and services, and any such determination made by Landlord in good faith shall be final and binding on Tenant.

(b) Within ninety (90) days after the end of each Landlord's Fiscal Year, Landlord shall furnish Tenant with a written statement in reasonable detail of the actual Retail Operating Costs and the amount of Tenant's share thereof for such Landlord's Fiscal Year. If Tenant's share of the actual Retail Operating Costs for such Landlord's Fiscal Year exceeds the aggregate of Tenant's monthly payments with respect thereto, then Tenant shall pay to Landlord any deficiency within thirty (30) days after Tenant's receipt of such statement from Landlord. If the aggregate of Tenant's monthly payments with respect thereto exceeds Tenant's share of the actual Retail Operating Costs for such Landlord's Fiscal Year, then any surplus paid by Tenant shall be credited against the next installment of Rent due (except at the end of the Term, in which case Landlord shall pay such surplus to Tenant within thirty (30) days after Landlord's determination thereof). No failure of Landlord to provide such statement within the time prescribed shall relieve Tenant of its obligations hereunder. The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

(c) As used herein, "<u>Retail Operating Costs</u>" means such portion of the Village Operating Costs as are allocable to the Retail Units as determined by Landlord in its sole and absolute discretion based on usage, burden and value using sound accounting and management principals. As used herein, "<u>Village Operating Costs</u>" means all costs paid or incurred by Landlord in owning, operating, managing, maintaining, repairing, replacing, enhancing, securing, protecting and insuring the buildings, other improvements and spaces within the Village Area, including, without limitation: (i) costs of maintaining, repairing and replacing the roofs, structural portions and exteriors of the buildings in the Village Area, (ii) costs of repainting the buildings and other improvements in the Village Area, (iii) costs of electricity, water, gas, sewer and other utility services which are not separately metered or sub-metered to tenants, residents or other occupants of the Village Area, (iv) costs of resurfacing, resealing and re-striping the Village Parking Garage and other parking areas, roads, driveways and sidewalks within the Village Area, (v) costs of parking control and validation systems, (vi) costs relating to separate employee parking areas, including, without limitation, costs of any shuttle services Landlord may provide, (vii) costs of vehicular and pedestrian traffic control systems, (viii) costs of directional and other Village Area signage, (ix) costs of lighting, cleaning, heating, air-conditioning and otherwise cooling the Village Common Areas, (x) costs of all maintenance and repairs necessary to preserve and maintain the utility and appearance of the Village Common Areas, (xi) landscaping costs and costs of seasonal and other similar decorations for the Village Common Areas, (xii) costs of installing, maintaining and repairing security systems, fire protection systems, lighting and utility systems, and storm drainage systems, (xiii)

trash, dirt, debris and other waste removal costs, (xiv) pest extermination and control costs, (xv) costs of supplies, materials, tools and equipment used in the operation, maintenance and repair of the Village Common Areas, and the personal property taxes and other charges incurred in connection with the same, (xvi) assessments paid or incurred by Landlord with respect to the Village Area under the Project Governing Documents, (xvii) the costs of payroll, payroll taxes and employee benefits of all management personnel, including, without limitation, managers, security and maintenance personnel, secretaries and bookkeepers, (xviii) consulting, accounting and legal fees and costs, (xix) costs of purchasing and maintaining in full force all insurance that Landlord is required to maintain hereunder or that Landlord deems necessary or appropriate with respect to the Village Area (including, without limitation, business interruption insurance), (xx) costs of services, if any, furnished by Landlord for the nonexclusive use of all tenants of the Village Area, including, without limitation, parcel pick up and delivery services, (xxi) costs of improvements not part of initial Village Area construction which are (A) made to comply with Laws or insurance requirements not in force at the time of such initial construction, (B) undertaken for the protection of the health and safety of tenants, residents and other occupants of the Village Area and their agents, employees, customers and invitees, or (C) made for the purpose of reducing Village Operating Costs, and (xxii) an administration fee in an amount of fifteen percent (15%) of the aggregate amount of all the foregoing. Notwithstanding the foregoing, Retail Operating Costs shall not include costs, if any, paid by Anchor Tenants.

8.3 Real Property Taxes.

(a) Tenant acknowledges that the Premises, its leasehold improvements and the underlying realty will not be separately assessed for tax purposes but instead will be assessed as part of a larger parcel or parcels of land and improvements comprising the Project. Tenant shall pay to Landlord as Tenant's share of the Retail Real Property Taxes the portion of the Retail Real Property Taxes set forth in Section 1.2(i). Tenant's share of Retail Real Property Taxes shall be paid by Tenant to Landlord in equal monthly installments, in advance, without deduction or set-off and without notice or demand, on the first day of each calendar month during the Term in an amount equal to one-twelfth (1/12) of Tenant's share of the Retail Real Property Taxes as estimated by Landlord for the then current Landlord's Fiscal Year. The amount due for any partial Landlord's Fiscal Year shall be prorated based on the actual number of days in such year. The amount due for any partial month at the commencement of Lease Year One shall be prorated based on the actual number of days in such month and added to Tenant's Lease Year One Tenant's Proportionate Share of Retail Real Property Taxes.

(b) Within ninety (90) days after Landlord's payment of the final installment of Retail Real Property Taxes for each Landlord's Fiscal Year, Landlord shall furnish Tenant with a written statement in reasonable detail showing the actual amount of the Retail Real Property Taxes and the amount of Tenant's share thereof for such Landlord's Fiscal Year. If Tenant's share of the actual Retail Real Property Taxes for such Landlord's Fiscal Year exceeds the aggregate of Tenant's monthly payments with respect thereto, then Tenant shall pay to Landlord any deficiency within thirty (30) days after Tenant's receipt of such statement from Landlord. If the aggregate of Tenant's monthly payments with respect thereto exceeds Tenant's share of the actual Retail Real Property Taxes for such Landlord's Fiscal Year, then any surplus paid by Tenant shall be credited against the next installment of Rent due (except at the end of the Term, in which case Landlord shall pay such surplus to Tenant within thirty (30) days after Landlord's determination thereof). No failure of Landlord to provide such statement within the time prescribed shall relieve Tenant of its obligations hereunder. The obligations of Landlord and Tenant to make the foregoing adjustment shall survive the expiration or earlier termination of this Lease.

(c) As used herein, "Retail Real Property Taxes" means such portion of the Project

Real Property Taxes as are allocable to the Retail Units as determined by Landlord in its discretion using sound accounting and management principles. As used herein, "Project Real Property Taxes" means all taxes, assessments, levies, fees and other governmental charges, general and special, ordinary and extraordinary, including, but not limited to, assessments for off-site public improvements for the benefit of the Project, which are laid, assessed, levied or otherwise imposed upon the Project or any part thereof and which are payable at any time during the Term, and all gross receipts taxes, rent taxes, business taxes and occupancy taxes, and shall include all of Landlord's reasonable administrative costs and all costs, including, without limitation, reasonable attorney fees, incurred by Landlord in contesting or negotiating any Project Real Property Tax with any governmental authority, excepting only franchise, estate, inheritance, succession, capital levy, transfer, net income and excess profits taxes imposed upon Landlord.

(d) The Rent to be paid under this Lease shall be paid to Landlord absolutely and without deduction for taxes of any nature whatsoever. Landlord and Tenant recognize and acknowledge that there may be changes in the current real property tax system and that there may be imposed new forms of taxes, assessments, levies, fees or other governmental charges, or there may be an increase in certain existing taxes, assessments, levies, fees or other governmental charges placed on, or levied in connection with the ownership, leasing, occupancy or operation of, the Project. All such new or increased taxes, assessments, levies, fees or other governmental charges which are imposed or increased as a result of or arising out of any changes in the structure of the real property tax system or any limitations on the real property taxes which can be assessed on real property including, but not limited to, any and all taxes, assessments, levies, fees and other governmental charges imposed due to the existence of this Lease (including any surcharge on the income directly derived by Landlord therefrom) or for the purpose of funding special assessment districts of the type funded by real property taxes, shall also be included within the meaning of "Project Real Property Taxes". With respect to any general or special assessment which may be levied against or upon the Project and which under the Laws then in force may be evidenced by improvement or other bonds, or may be paid in periodic installments, there shall be included within the meaning of "Real Property Taxes" with respect to any Landlord's Fiscal Year only the amount currently payable on such bond for such Landlord's Fiscal Year, or the periodic installment for such Landlord's Fiscal Year.

(e) Tenant shall be responsible for payment of any type of tax, excise or assessment (regardless of label or whether in the form of a rental tax, gross receipts tax, sales tax, business or occupation tax, use assessment, privilege tax, franchise tax, or otherwise, except any tax, excise or assessment which in substance is a net income or franchise tax that is based solely on Landlord's net income) which is laid, assessed, levied or otherwise imposed at any time by any governmental authority upon or against the Premises, the use or occupancy of the Premises, the Rent payable by Tenant to Landlord, or otherwise with respect to the landlord-tenant relationship hereunder. Tenant shall pay the full amount of such tax, excise or assessment directly to the appropriate governmental authority, unless the applicable Law expressly imposes solely on Landlord the duty to pay or collect such tax, excise or assessment, in which case Tenant shall pay the full amount of such tax, excise or assessment as part of the Rent due and payable under this Lease to Landlord within thirty (30) days following receipt of Landlord's billing therefor. Notwithstanding that the applicable Law may impose on Landlord the duty to pay or collect such tax, excise or assessment, it is understood and agreed that Tenant shall nevertheless be obligated to pay such tax, excise or assessment and Landlord shall be indemnified against and held harmless from the same by Tenant. If: (i) Tenant fails to timely pay such tax, excise or assessment and Landlord pays the same, or (ii) Landlord elects in its sole and absolute discretion to pay the same in advance, then Tenant shall promptly reimburse Landlord for the amount thereof as part of the Rent next due and payable under this Lease. The provisions of this paragraph shall also apply to any such tax,

excise or assessment which may at any time replace or supplement any tax, excise or assessment described herein.

8.4 Marketing Fund.

(a) During the Term, Landlord shall maintain a marketing fund (the "Marketing Fund") which shall be used by Landlord to pay costs associated with the formulation and carrying out of an ongoing program for the marketing and promotion of the Retail Units, which program may include, without limitation, special events, shows, displays, signs, marquees, decor, seasonal events, advertising for the Retail Units, promotional literature to be distributed within and outside the Project, other activities within the Project designed to attract customers, websites, and memberships in retail-related organizations. In addition, Landlord may use the Marketing Fund to defray the costs of Project administration including, without limitation, the salary of a Project marketing director and other Project administrative personnel.

(b) Tenant shall contribute to the Marketing Fund the amount set forth in Section 1.2(j) ("Tenant's Marketing Fund Contribution"). Tenant's Marketing Fund Contribution shall be paid by Tenant to Landlord in equal monthly installments, in advance, without deduction or set-off and without notice or demand, on the first day of each calendar month during the Term. The amount due for any partial calendar year shall be prorated based on the actual number of days in such year.

8.5 Grand Opening Marketing Assessment. Tenant shall pay to Landlord, within thirty (30) days following receipt of Landlord's billing therefore, the amount set forth in Section 1.2(k). This amount shall be used by Landlord for the purpose of defraying marketing and promotional costs incurred in connection with the initial opening of the Retail Units to the public for business and shall be paid by Tenant whether or not Tenant participates in or is open for business at the time of the initial opening of the Retail Units to the public for business. Any portion of such assessment not actually expended in connection with such initial opening shall be retained in the Marketing Fund for subsequent expenditures.

ARTICLE IX
SECURITY DEPOSIT

9.1 Security Deposit. Concurrently with Tenant's execution and submission of this Lease, Tenant shall deposit with Landlord and thereafter during the Term shall maintain on deposit with Landlord, without interest, the sum set forth in Section 1.2(p) as security deposit for the full, prompt and faithful performance by Tenant of all of its obligations hereunder. The Parties agree that: (a) such deposit or any portion thereof may be applied by Landlord to the curing of any default that may exist, without prejudice to any other remedy or remedies which Landlord may have on account thereof, and upon such application Tenant shall pay to Landlord upon demand the amount so applied which shall be added to the security deposit so that the same will be restored to its original amount, (b) Landlord shall not be obligated to hold the security deposit as separate funds, but may commingle it with other funds, (c) if Tenant performs of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, then the security deposit, or any then remaining balance thereof, shall be returned to Tenant, without interest, within sixty (60) days after the expiration of the Term, and (d) should the Premises be transferred by Landlord, the security deposit or any balance thereof may be turned over to Landlord's

successor or transferee, and if the security deposit is turned over to such successor or transferee, Tenant agrees to look solely to such successor or transferee with respect to any required return of the security deposit.

ARTICLE X
USE, RADIUS RESTRICTION AND ADVERTISING

10.1 Use. Tenant agrees to: (a) operate its business at the Premises under the trade name specified in Section 1.2(l), and (b) use the Premises solely for the permitted use specified in Section 1.2(m). Tenant recognizes that the specific limited permitted use of the Premises prescribed herein is a material consideration to Landlord so that the Project will maintain an appropriate tenant mix so as to produce the maximum gross revenue possible for all tenants and that the continued operation of the Project as a first-class mixed-use development will be assured. Notwithstanding the foregoing, Tenant's permitted use of the Premises hereunder shall not be construed to imply that Tenant has an exclusive right to conduct the use specified in Section 1.2(m). Landlord, in its sole and absolute discretion, may permit other tenants or occupants of the Project to operate the same or similar use. Tenant hereby represents and warrants to Landlord that it has the full and unfettered right to use the trade name specified in Section 1.2(l) for its business at the Premises for the entire Term, and that such use will not in any way infringe upon the rights of any other Person. If Tenant's business at the Premises is to be conducted pursuant to a franchise agreement, then the existence and continuation of such franchise agreement is a material consideration to Landlord in entering into this Lease; and if such franchise agreement is terminated, then Landlord shall be entitled to treat such event as an Event of Default and elect any of the remedies provided in Article XXIII. Tenant's violation of Section 10.1(b) above shall entitle Landlord to injunctive or other equitable relief, in addition to such other remedies provided herein or available under Nevada law.

10.2 Tenant's Covenant to Operate. Tenant agrees to (a) complete Tenant's Work and open the Premises to the public for business, fully fixtured, stocked and staffed, on the Rent Commencement Date, and (b) thereafter throughout the Term, to continuously operate in one hundred percent (100%) of the space within the Premises the business prescribed in Section 1.2(m), during the days and times specified in Section 1.2(r). Tenant agrees that it will not open later or close earlier than such hours without the prior written approval of Landlord. Tenant may be subject to any additional Retail Operating Costs specifically attributable to Tenant's operation during hours outside of the standard hours of operation for the Project.

10.3 Prohibitions on Use.

(a) Tenant shall not permit the Premises to be used for any business or purpose other than that specifically permitted by this Article X.

(b) Tenant shall not permit the Premises to be used: (i) in violation of any Law, (ii) in any manner which in the reasonable judgment of Landlord will be a nuisance or annoyance to, or do damage to, any other tenant, resident or other occupant of the Project or Landlord, including, without limitation, in any manner which results in any unreasonably or objectionable noise, vibration or odor being emitted from the Premises, (iii) in any manner which in the reasonable judgment of Landlord will diminish the reputation of the Project or Landlord or in any way reflect negatively upon the Project or Landlord within the business or consumer community, (iv) in any manner which will damage or overload

the structural portions of the Building or the electrical, plumbing, heating, ventilating, air conditioning, or other mechanical systems of the Building, (v) in any manner which may be prohibited by the standard form of "all risk" insurance coverage, (vi) in any manner which will cause any fire alarm to falsely sound, (vii) to conduct catalog sales in or from the Premises, except with respect to merchandise that Tenant is permitted to sell "over-the-counter" consistent with its permitted use of the Premises, (viii) for the operation of any adult or sexually oriented business, or the sale, rental, distribution or exhibition of any adult, pornographic or other patently offensive material or merchandise, (ix) for lodging or as a residence, (x) for a senior or child day care center or school, (xi) for the operation of a "head shop" or the sale of paraphernalia for use with illicit drugs, (xii) for the sale of guns, knives or other weapons, (xiii) in any manner which violates any exclusive use rights heretofore or hereafter granted by Landlord to any other tenant or occupant of the Project, provided such restriction does not limit Tenant's right to use the Premises for the permitted use specified in Section 1.2(m), (xiv) for any auction, fire, bankruptcy, liquidation, relocation or "going out of business" sale, (xv) in any manner which interferes with or impairs any radio, television, microwave, or other broadcasting or reception from or in the Project, or (xvi) for the manufacture, preparation, display, sale, barter, trade, gift or service of food or beverages, including, without limitation, intoxicating liquors, unless permitted otherwise under Section 1.2(m) .

(c) No slot machine, video gaming device or other gambling game shall be permitted at the Premises. In addition, no automatic teller machine, pay telephone, coin or token operated vending machine, coin or token operated amusement device, or any device similar to any of the foregoing shall be permitted at the Premises, without the express written consent of Landlord.

(d) Tenant shall not permit any Hazardous Material to be sold, kept, located, used, stored, generated or manufactured in, upon or about the Premises (other than small quantities or amounts of Hazardous Materials contained in ordinary cleaning, janitorial and office supplies used by Tenant in the ordinary course of its business at the Premises). As used herein, "Hazardous Material" means any hazardous, toxic or radioactive substance, material, matter or waste regulated by any Law, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Sec. 9601 et seq,, and the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Sec. 5901 et seq.

(e) Tenant shall not permit any dogs, cats or other animals to be sold or kept at the Premises except as may be required by Law.

10.4 Manner of Operation of Business.

(a) Tenant agrees that it shall conduct its business at the Premises in a reputable and first-class manner, in keeping with good practices as established in the trade. In operating the Premises, Tenant shall have sole authority to set staffing levels provided such levels are consistent with such standard of operation.

(b) Tenant shall conduct its labor relations and relations with employees so as to avoid strikes, picketing and boycotts of, on or about the Premises or the Project.

(c) Subject to Section 13.1, Tenant, at its sole cost and expense, shall keep and maintain the Premises in neat, clean, safe, orderly, sanitary and first-class condition, and free of waste and offensive odors, and of vermin, rodents, bugs and other pests.

(d) This Lease is not intended to create an express or implied joint-employer, alter-ego, successor employer or single employer relationship between Landlord and Tenant as those terms are used under the National Labor Relations Act or any other Law. Tenant shall have exclusive authority over all labor relations matters pertaining to its employees. Landlord shall not have any express or implied authority whatsoever to control any aspect of the employment relationship between Tenant and its employees. Tenant is responsible for compliance with all Laws with respect to its employees.

10.5 Restaurant Covenants.

(a) Tenant, at its sole cost and expense, shall install and construct, in accordance with the Tenant Design Criteria : (i) all systems, ductwork, venting, and other equipment, alterations and improvements necessary to ensure that all smoke, odors, vapors and steam are exhausted from the Premises, and (ii) all piping, connections, grease traps, catch basins, and other equipment, alterations and improvements necessary for the removal of all waste liquids from the Premises (collectively, the "Exhaust and Liquid Waste Facilities"). Tenant shall ensure that Exhaust and Liquid Waste Facilities are installed, operated and maintained in a manner that prevents the backup or discharge of any smoke, odors, vapors, steam or waste liquids into the Building or any other tenant space in the Building. Tenant shall regularly and adequately clean, or provide for the cleaning of, all Exhaust and Liquid Waste Facilities, whether located inside or outside the Premises. Landlord may, at its sole discretion, assume the sole responsibility of contracting for the cleaning of Exhaust and Liquid Waste Facilities, and Tenant shall then be responsible for, and shall promptly and timely pay, all costs for such cleaning services consumed or used at the Premises by Tenant, by making payment either directly to the cleaning service provider or to Landlord, as determined by Landlord, on the basis Landlord reasonably designates. With respect to costs for such cleaning services billed by Landlord, Landlord shall not charge Tenant at a rate in excess of the rate the service provider would otherwise charge Tenant directly.

(b) With regard to the serving of alcoholic beverages at the Premises, Tenant agrees that: (i) Tenant will comply with all applicable Laws regarding the serving of alcoholic beverages, including, without limitation, restrictions as to the serving of alcoholic beverages to minors and restrictions as to the age of persons serving alcoholic beverages and the hours and days during which such beverages may be served, (ii) Tenant, at its sole cost and expense, shall obtain and keep in full force and effect all approvals, consents, licenses and authorizations required under any applicable Law regarding the serving of alcoholic beverages, and (iii) Tenant shall defend (by counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord against and from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of Tenant's serving of alcoholic beverages at the Premises, including, without limitation, any liability under any applicable dram shop, host liquor or similar Law.

(c) All sound generated within the Premises, including interior and exterior spaces, shall be governed by the rules and regulations of the Project, applicable codes, laws and consents, and Tenant shall obtain all required permits for any such sound generating activity.

(d) Tenant agrees to provide within the Premises adequate customer waiting areas, washrooms, employee changing areas and locker facilities, and other special areas necessary for the proper conduct of Tenant's business. In no event shall Tenant permit Tenant's customers to form waiting lines outside of the Premises. Tenant shall not permit its employees to use any portion of the Village Common Areas, including, without limitation, any public washrooms located therein, for the changing of clothes or for the storage of their personal effects, nor shall Tenant permit its employees to loiter at the

entrance to the Premises or in the Village Common Areas.

10.6 Compliance with Governmental Authorities. Tenant, at its sole cost and expense, shall comply with, and cause the Premises to comply with, all Laws that impose any duty upon Landlord or Tenant with respect to the improvement, use, occupation, maintenance, repair or alteration of the Premises by Tenant, including, without limitation, all requirements of the Americans with Disabilities Act which are applicable thereto, as amended from time to time including regulations an interpretations thereof. Tenant's obligations under this Section 10.6 shall include, without limitation, the obligation to make any capital improvements necessary to bring the Premises into compliance with any applicable Law.

10.7 Quiet Enjoyment. Tenant, upon paying the Rent and other payments herein required from Tenant, and upon Tenant's performance of all of the terms, covenants and conditions of this Lease on its part to be kept and performed, may quietly have, hold and enjoy the Premises during the Term as herein provided without any disturbance from Landlord or from any other Person claiming through Landlord.

10.8 Radius Restriction.

(a) Tenant agrees that for as long as this Lease shall remain in effect, neither Tenant or any Affiliate of Tenant, nor any member, partner, officer, director, shareholder or owner of Tenant or any Affiliate of Tenant, shall directly or indirectly operate, manage or have any interest in any business (unless such business is already in operation on the date of this Lease) which is similar to or in competition with the use set forth in Section 1.2(m) or which uses a trade name that is the same as or similar to the trade name set forth in Section 1.2(l) (a "Competing Store"), within the radius from the perimeter of the Project set forth in Section 1.2(n) (the "Restricted Area").

(b) In the event of a violation of Section 10.8(a), Landlord may, without limiting Landlord's other remedies, effective as of the date such Competing Store opens for business within the Restricted Area, pursue any or all of the following remedies: (i) include one hundred percent (100%) of the gross revenues (calculated in the same manner as Gross Revenues herein) from the Competing Store(s) in the Gross Revenues from the Premises for purposes of computing Percentage Rent due hereunder, (ii) increase Fixed Minimum Rent to the average of the annual "effective" rent (i.e., aggregate of Fixed Minimum Rent and Percentage Rent) paid by Tenant to Landlord during the immediately preceding two (2) Lease Years, and/or (iii) increase Fixed Minimum Rent then in effect as well as any future increases in Fixed Minimum Rent by fifty percent (50%).

10.9 Tenant Advertising.

(a) Each calendar year, Tenant shall spend an amount not less than two percent (2%) of the Gross Revenue for such calendar year (pro-rated during partial years) on advertising for Tenant's business at the Premises in the Las Vegas metropolitan area ("Tenant Advertising Requirement"). Such expenditures by Tenant shall be in addition to Tenant's Marketing Fund Contribution. Tenant shall provide Landlord with such evidence of such advertising expenditures as Landlord may reasonably request from time to time. Tenant shall make an additional contribution to the Tenant's Marketing Fund in the amount of a shortfall in satisfying the Tenant Advertising Requirement. Tenant shall include the address and identity of its business activity at the Premises in all advertisements made by Tenant in which the address and identity of any other business activity of like character conducted by Tenant within the Las Vegas metropolitan area shall be mentioned.

(b) All references by Tenant to the Project in advertisements or elsewhere shall be made in good taste and shall identify the Project only by the name designated by Landlord from time to time, or utilize such artwork as provided by Landlord from time to time. Tenant shall not use the name of the Project for any purpose other than specifying the address of Tenant's business at the Premises. When practicable, Tenant shall make reference to the Project in its local Las Vegas advertising by adding the statement "at Tivoli Village" to such advertising (or such other descriptive phrase as may be provided by Landlord from time to time).

(c) Landlord shall have the right to prohibit any advertising, promotion or display by Tenant which, in Landlord's reasonable opinion, impairs or would tend to impair the reputation of the Project or Landlord or the desirability of the Project as a location for retail, office or residential uses; and upon written notice from Landlord Tenant shall immediately discontinue and refrain from such advertising, promotion or display. Upon written request from Landlord, Tenant shall provide Landlord with a tangible specimen of all advertising and promotional materials relating to the Premises prior to publishing or otherwise displaying such advertising or promotional material in any manner, whether through print media, electronic media, over or through the Internet, or through any other means now known or hereafter developed.

ARTICLE XI
RULES AND REGULATIONS

11.1 Landlord's Right to Impose. Landlord reserves the right, at any time and from time to time, to impose reasonable rules and regulations of generally uniform application governing the use of the Village Common Areas and the conduct of tenants of the Project for the purpose of promoting the good, safe, clean and orderly operation of the Village Common Areas and the Project. Upon receipt of notice thereof, Tenant agrees to comply with such rules and regulations imposed by Landlord as if they had existed and been attached hereto at the time of execution of this Lease. Nothing herein shall be deemed to give Tenant any claim against Landlord arising out of the violation of such rules and regulations by any other tenant of the Project, or out of the enforcement, modification or waiver of such rules and regulations by Landlord in any particular instance.

11.2 Signs. Tenant shall not place any sign or other thing of any kind outside the Premises (including, without limitation, the roof and exterior walls of the Premises and the Building), or on the interior or exterior surfaces of glass panes or doors, except such single sign as Landlord shall approve in writing for or in connection with Tenant's storefront. Within the Premises, Tenant shall not, without Landlord's prior written consent, install: (a) any sign that advertises any product not sold at the Premises, or (b) any sign that is illuminated. All of Tenant's signs shall: (i) be professionally designed, (ii) be prepared and installed, (iii) not be hand-lettered, (iv) be in good taste so as not to detract from the general appearance of the Premises or the Project, as reasonably determined by Landlord, and (v) shall comply with the Tenant Design Criteria and all applicable Laws. The term "sign" as used in this Section 11.2 means any sign, placard, picture, name, direction, lettering, insignia or trademark, advertising material, advertising display or other such item, except that Tenant's storefront sign shall be an actual sign. Blinds, shades, drapes or other such items shall not be placed in or about the windows in the Premises except to the extent, if any, that the character, shape design, color, material and make thereof is first approved by Landlord in writing.

11.3. Display of Merchandise. All displays of merchandise by Tenant shall: (a) be tasteful and professional, and (b) comply with the Tenant Design Criteria.

11.4 Roof; Awnings and Projections. Tenant shall not install any aerial, antennae, satellite dish or other device on the roof or exterior walls of the Premises or the Building. Tenant may install and have access to rooftop HVAC equipment only to the extent approved or required by Landlord from time to time in connection with Tenant's obligations under Sections 12.2 and 13.2. Tenant shall not attach any awning or other projection to the exterior walls of the Premises or the Building.

11.5 Lighting. Tenant agrees to keep the windows of the Premises properly displayed and the Premises signs and external lights, where specifically permitted, properly illuminated, during the hours reasonably designated by Landlord and otherwise in accordance with the Tenant Design Criteria. Tenant shall not use any strobe or flashing lights at the Premises.

11.6 Deliveries. Tenant agrees that all merchandise and other deliveries to the Premises shall be brought into the Project and the Premises only at such times, in such areas, through such entrances and otherwise in such manners as shall be designated by Landlord.

11.7 Overloading Floors. Tenant shall not overload any floor in the Premises, and Landlord may direct and control the location of safes, vaults and all other heavy items located in the Premises

11.8 Security. Tenant acknowledges that Landlord's security department and security officers are not responsible for providing security services in the Premises and that all such responsibility is the obligation of Tenant. In no event shall Landlord be liable to Tenant or any third-party for the security department's failure to respond to a request for aid or assistance by Tenant. In no event shall Tenant permit its security personnel or other employees to carry or use guns, knives or other weapons at the Premises or the Project.

11.9 Landlord's Tradename(s) and Trademark(s). No symbol, design, name, mark or insignia adopted by Landlord for the Project or picture or likeness of the Project shall be used by Tenant without the prior written consent of Landlord, except as expressly permitted in Section 10.9(a). Tenant shall not use the name "Tivoli" in Tenant's name or in Tenant's "Doing Business As" name. Tenant shall only use name of the Project for the sole purpose of specifying the address of Tenant's business at the Premises.

ARTICLE XII
UTILITIES AND OTHER SERVICES

12.1 Utilities. Tenant shall be solely responsible for, and shall promptly and timely pay, all costs (including, without limitation, connection and service charges) of all electricity, water, gas, sewer, telephone, and other utilities and services consumed or used at the Premises directly to the utility or service provider or to Landlord, as Landlord may direct, on the basis, where applicable, of separate meters and otherwise on such basis as Landlord reasonably designates. Tenant shall also pay all costs of installing meters or sub-meters, to the extent available, for such utilities and services. With respect to costs for utilities and services billed directly by Landlord, Landlord shall not charge Tenant at a rate in excess of the rate the utility and service providers would otherwise charge Tenant if billed directly (except that Landlord may include a reasonable administrative charge in such costs).

12.2 Premises HVAC. Tenant shall ensure that all Premises HVAC equipment is operated and maintained in a manner that prevents roof leaks, damage or noise due to vibrations or improper installation, operation or maintenance. Tenant shall at all times keep the Premises sufficiently heated or air-conditioned such that heated or chilled air is not drawn to or from the Premises.

12.3 Interruption of Service. Landlord shall not be liable to Tenant in damages or otherwise if any one or more of such utilities or services used or consumed at the Premises is interrupted or terminated because of: (a) necessary repairs, maintenance, replacements, improvements or alterations, (b) the failure or inability of any provider of any such utility or service to provide such utility or service to the Premises, (c) any Law, or (d) any other cause beyond Landlord's reasonable control. No such interruption or termination of utilities or services shall relieve Tenant from any of its obligations under this Lease.

12.4 Trash. Tenant shall dispose of all garbage, refuse, trash and other waste in the kind of containers, in the areas and otherwise in the manner reasonably directed by Landlord. If Tenant requires the services of a trash compactor or any special waste processing, it agrees to arrange for and coordinate such services through Landlord. Should Landlord implement a recycling program, Tenant agrees to follow all procedures designated by Landlord in compliance therewith.

12.5 Services. Tenant acknowledges that Landlord has entered into or may in the future enter into agreements with service providers (collectively, "Common Service Providers") for pest control, garbage removal and disposal, recycling, telecommunications services (including, without limitation, telephone, cable, internet, data, wireless and other communications services) and other services to provide services to the Project and its tenants for the purpose of achieving uniformity of services, favorable pricing and/or limiting the number of service providers working in or providing services to the Project and its tenants. Landlord may, at its sole discretion, assume the sole responsibility of contracting with such Common Service Providers, and Tenant shall then be responsible for, and shall promptly and timely pay, all costs for such common services consumed or used at the Premises by Tenant, by making payment in advance either directly to the Common Service Provider or to Landlord, as determined by Landlord, on the basis Landlord reasonably designates. Landlord shall not charge Tenant at a rate in excess of the rate the Common Service Providers would otherwise charge Tenant directly (except that Landlord may include a reasonable administrative charge in such costs). In the event Landlord delegates any such service responsibilities directly to Tenant, Tenant agrees to contract with such Common Service Providers and to abide by the terms of Landlord's agreements with such Common Service Providers, provided that the amounts which are to be paid to such Common Service Providers by Tenant, and the quality of product and level of service to be provided by such Common Service Providers to Tenant, shall at all times be competitive in the Las Vegas metropolitan area. Upon request by Landlord, Tenant shall provide a copy of all documentation evidencing regular and proper conduct of all such services delegated to Tenant.

ARTICLE XIII
MAINTENANCE

13.1 Maintenance by Landlord.

(a) Landlord shall keep and maintain the facilities described in the first sentence of Section 12.1, the roof, structural portions and exterior of the Premises, and the Village Parking Garage and other Village Common Areas, in good and tenantable condition and repair during the Term, subject to Section 8.2 and Section 12.3; provided, however, that if the need for any such repair is attributable to or

results from any violation of this Lease by Tenant or any act, omission, negligence or misconduct of Tenant, its agents, employees or contractors, then in such case Tenant shall reimburse Landlord on demand for all costs and expenses incurred by Landlord with respect to such repairs.

(b) For purposes of this Article XIII, neither the structural portions of the Premises nor the exterior of the Premises shall be deemed to include the storefront, plate or other glass, window cases or frames, doors or door frames of the Premises.

(c) Landlord shall not be liable to Tenant for any failure by Landlord to make any repairs that Landlord is required to make hereunder unless Tenant has previously notified Landlord in writing of the need for such repairs and Landlord has failed to commence such repairs within a reasonable period of time following Landlord's receipt of Tenant's written notification or to thereafter diligently pursue such repairs to completion.

13.2 Maintenance by Tenant. Tenant, at its sole cost and expense, shall keep and maintain in good condition and repair the storefront, plate and other glass, window cases and frames, doors and door frames of the Premises; Tenant's signs; all equipment, lines, improvements and alterations for electricity, water, gas, sewer, HVAC, and other utilities, services, and areas which serve the Premises exclusively, whether located within or outside of the Premises; the interior of the Premises; all equipment, fixtures, alterations and improvements located in or exclusively serving the Premises; and all other portions of the Premises other than those that Landlord is expressly required to maintain under Section 13.1. All repairs and replacements made by Tenant under this Section 13.2 shall be in quality and class equal to the original work or item, and shall be performed in a good and workmanlike manner, in compliance with all applicable Laws, and at such times and in such manners as Landlord may reasonably designate to minimize any interference with the operation of the Project. Tenant shall indemnify Landlord for expenses incurred by Landlord as a result of Tenant's failure to satisfy its maintenance requirements.

13.3 Casualty and Condemnation. This Article XIII shall not apply to damage caused by a fire or other casualty, or by condemnation. The relative obligations of Landlord and Tenant with respect to the repair of such damage shall instead be governed by the provisions of Article XIX or Article XX, as applicable.

ARTICLE XIV
CHANGES TO PREMISES

14.1 Alterations and Remodeling.

(a) Tenant, at its sole cost and expense, shall have the right, during the Term, to make such interior installations, improvements and other alterations in or to the Premises as Tenant may deem necessary or desirable for its use of the Premises; provided, however, that Landlord's prior written consent shall be required for: (i) any installation, improvement or other alteration that requires a building permit under any applicable Law, (ii) any changes in the architectural theme of the Premises or the appearance of the Premises from any Village Common Area, (iii) any change to or affecting the structure of the Premises or the Building, and (iv) any change to or affecting the electrical, water, gas, sewer,

HVAC or any other mechanical system of the Premises, the Building or the Project. Tenant shall not make any installation, improvement or other alteration in or to any other portion of the Premises (including, without limitation, the storefront, exterior walls or roof of the Premises), or make any penetration through the floor, wall, ceiling or roof of the Premises, without Landlord's prior written consent. No consent of Landlord to any installation, improvement or other alteration shall create any responsibility or liability on the part of Landlord for their design, sufficiency or compliance with any Laws. In connection with any installation, improvement or other alteration in or to the Premises by Tenant, Landlord may require Tenant, at Tenant's sole cost and expense, to furnish to Landlord a payment and performance bond naming Landlord as beneficiary from a surety reasonably satisfactory to Landlord, or other security reasonably satisfactory to Landlord, to assure diligent and faithful payment for and performance thereof. Tenant's compliance with NRS 108.2403 shall satisfy the performance bond requirements contained in preceding sentence. If any installation, improvement or other alteration made by Tenant impacts the structure or any mechanical system of the Premises, the Building or the Project, or if Tenant otherwise has the same prepared, then Tenant shall deliver "as-built" plans to Landlord promptly upon completion thereof.

(b) All installations, improvements and other alterations in or to the Premises made by Tenant shall be made promptly, in a good and workmanlike manner, in accordance with the Tenant Design Criteria and all applicable Laws, using contractors approved by Landlord in writing, and at such times and in such manners as Landlord may reasonably designate to minimize any interference with the operation of the Project.

14.2 Renovation. If at any time after ten (10) Lease Years Landlord develops a comprehensive renovation plan for the Village Area, which plan may include, without limitation, structural changes to conform to revised design criteria for or to new additions to the Village Area, then Tenant agrees, at its sole cost and expense, to redesign and reconstruct its storefront and signs to conform to Landlord's revised design criteria in accordance with plans and specifications approved by Landlord and Tenant in writing, which approval shall not be unreasonably withheld by either Party. Tenant shall commence its renovation within ninety (90) days of its receipt of Landlord's revised design criteria of and shall thereafter diligently pursue such renovation to completion.

14.3 Refurbishment. Without limiting Section 13.2 or Section 14.1, Tenant agrees that if the original Term is longer than five (5) Lease Years, then Tenant shall, at its sole cost and expense, refurbish the Premises (a) during the fifth (5th) Lease Year, and during each successive fifth (5) Lease Year thereafter, if any. However, in the event that any such fifth year shall be the final year of the Lease, this provision shall not apply. All Tenant refurbishments shall be in accordance with plans and specifications approved by Landlord in writing, which approval shall not be unreasonably withheld. Landlord may require that each such refurbishment include, without limitation, new carpeting, painting, new wall coverings and new trade fixtures.

ARTICLE XV
LIENS

Tenant shall use commercially reasonable efforts to prevent any mechanic's, materialman's or other lien from being filed in the public record as a result of work, labor, services or materials performed for or furnished to Tenant. If any such lien is filed, then Tenant shall (a) cause such lien to be released of record by payment, statutory bond, order of a court of competent jurisdiction or otherwise within thirty (30) days

of Tenant's receipt of notice of such filing. If a final judgment establishing the validity of such claim, or any part thereof, is entered, then Tenant shall pay and satisfy the same at within fifteen (15) days of such entry.

ARTICLE XVI
OWNERSHIP OF TENANT IMPROVEMENTS AND PERSONAL PROPERTY

16.1 Tenant Improvements. All installations, improvements and other alterations made by Tenant in or to the Premises, including, without limitation, HVAC equipment, water heaters, plumbing fixtures, lighting fixtures, wall coverings and floor finishes, shall become the property of Landlord upon completion and shall remain upon and be surrendered with the Premises upon the expiration or earlier termination of this Lease without any obligation on the part of Landlord to compensate Tenant for the same.

16.2 Tenant Personal Property. All signage and moveable trade fixtures installed by Tenant on or in the Premises ("Tenant Personal Property") shall be and remain the property of Tenant and shall be removable at any time, including upon the expiration or earlier termination of this Lease. Any Tenant Personal Property not removed from the Premises by Tenant upon the expiration or within fifteen (15) days after any earlier termination of this Lease may be construed by Landlord as abandoned by Tenant. Alternatively, Landlord may order Tenant to remove such Tenant Personal Property from the Premises or have the same removed at Tenant's expense. All costs associated with the removal of Tenant Personal Property shall be the sole responsibility of Tenant.

All trade fixtures provided by Landlord for Tenant's use shall remain the property of Landlord, notwithstanding Landlord's allowing Tenant to use the property during the term of the Lease.

16.3 Personal Property Taxes. Tenant shall pay before delinquency all taxes, assessments, levies, fees and other governmental charges which are laid, assessed, levied or otherwise imposed upon Tenant's business operations, leasehold improvements, trade fixtures, equipment, merchandise, inventory and other personal property at the Premises.

ARTICLE XVII
RIGHTS OF LANDLORD

17.1 Landlord's Right to Access and Make Repairs. Landlord, upon twenty-four (24) hours prior notice to Tenant (except in the case of an emergency in which case no such notice shall be required), shall have the right to enter the Premises to inspect the Premises, to make repairs to the Premises that Landlord is required to make hereunder, to perform any other obligation of Landlord hereunder, and to make repairs to the Building, during normal business hours and at any other time the Premises is open for business (and at any time in the case of an emergency). If Tenant is not in compliance with any maintenance or repair obligation of Tenant under this Lease, then Landlord shall have the right to immediately in the case of an emergency, and otherwise upon five (5) days notice (unless Tenant commences curing such noncompliance within such five (5) day period and thereafter diligently pursues such curing to completion), enter upon the Premises to remedy said noncompliance at Tenant's expense

(payable as additional rent within fifteen (15) days following receipt of Landlord's billing). In connection with any exercise of its rights under this Section 17.1, Landlord shall use commercially reasonable efforts to minimize interference with Tenant's business, but shall not be liable for any interference caused thereby.

17.2 Landlord's Right to Affix Signs. Landlord has a right to install or place upon, or affix to the roof and exterior walls of the Premises equipment, non-competitive signs, displays, antennas and any other object or structure of any kind, provided the same shall not materially impair the structural integrity of the Building or materially interfere with the operation of Tenant's business at the Premises.

17.3 Landlord's Right to Make Payments on Behalf of Tenant. Landlord has a right to make payments on behalf of Tenant where Tenant defaults in its payments or obligations under the terms of this Lease and fails to make such payments or perform such obligations within five (5) days of Landlord's notice to Tenant of such default. Said payments by Landlord shall be considered as additional rent and be due and payable within fifteen (15) days following receipt of Landlord's billing.

17.4 Landlord's Right to Show Premises. For a period of six (6) months prior to the expiration of the Term, upon reasonable prior notice to Tenant, Landlord shall have the right and may show the Premises to prospective tenants during normal business hours.

17.5 Project Promotion. Tenant hereby agrees that Landlord may publicly announce, advertise and promote Tenant's leasing of space in the Project and may use Tenant's name and logos, the name and logos of Tenant's business at the Premises, and Tenant's drawings, renderings and photos of the Premises in public advertising, marketing and promotional activities for the Project, including, without limitation, in press interviews, press kits, sales kits, and print, billboard, radio, television and Internet advertisements for the Project.

ARTICLE XVIII
INDEMNITY AND INSURANCE

18.1 Mutual Indemnification.

(a) Subject to Section 18.4, Tenant shall defend (by counsel reasonably acceptable to Landlord), indemnify and hold harmless Landlord against and from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage arising from or out of all acts, failures, omissions or negligence of Tenant, its agents, employees or contractors which occur in the Premises, Village Common Areas or other parts of the Project, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any act, omission or neglect of Landlord, its agents, contractors, employees or Persons claiming through it.

(b) Subject to Section 18.4, Landlord shall defend (by counsel reasonably acceptable to Tenant), indemnify and hold harmless Tenant against and from legal action, damages, loss, liability and any other expense (including reasonable attorney fees) in connection with loss of life, bodily or personal injury or property damage, arising from or out of acts, failures, omissions or negligence solely due to the conduct of the Landlord, its agents, employees or contractors which occur in the Premises, Village

Common Areas or other parts of the Project, unless and to the extent such legal action, damages, loss, liability or other expense (including reasonable attorney fees) results from any act, omission or neglect of Tenant, its agents, contractors, employees or Persons claiming through it.

18.2 Tenant's Insurance.

(a) General Requirements. Tenant shall, from and after the date of delivery of the Premises from Landlord to Tenant and during the Term, carry and maintain with respect to the Premises the types of insurance set forth in Section 18.2(b), each of which shall be in the amount hereinafter specified (or in such other amount as Landlord may from time to time reasonably request) and in the form hereinafter provided for, and each of which shall be with an insurance company authorized to do business in the State of Nevada and rated A-/VIII or better in the most current edition of Best's Insurance Report. All policies of insurance required to be carried and maintained by Tenant hereunder (other than workers compensation and business interruption policies of insurance) shall (i) name as additional insureds Landlord, each Secured Lender and such other Persons as Landlord specifies from time to time, (ii) contain a provision that Landlord and the other additional insureds, although named as insureds, shall nevertheless be entitled to recover under such policies for any loss occasioned to any of them by reason of the negligence or willful misconduct of Tenant, and (iii) contain a waiver of subrogation with respect to Landlord. All policies of such insurance shall be written as primary policies and not contributing with or in excess of the coverage, if any, which Landlord or any other Person may carry, and shall provide that Landlord be given written notice thirty (30) days prior to the expiration, material alteration, cancellation, non-renewal or replacement of the existing policies. Should Tenant fail to furnish said notice or obtain the policies as is provided in this Lease, and at the times herein provided, Landlord may obtain such insurance and the premiums on such insurance shall be deemed to be an Additional Charge to be paid by Tenant to Landlord upon demand. Tenant may maintain any of its required insurance coverages under umbrella or blanket policies of insurance covering the Premises and any other premises of Tenant, or any Affiliate of Tenant, provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy.

(b) Required Insurance.

(i) Tenant shall carry and maintain commercial general liability insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence. The policy for such insurance shall be written on an "occurrence" basis and shall include coverage for (A) personal injury claims including, without limitation, claims for bodily injury, death and property damage, (B) contractual liability, with defense provided in addition to the policy limits for indemnitees of the named insured, (C) personal and advertising liability, including, without limitation, liability arising from intentional torts such as libel, slander, invasion of privacy, copyright infringement and unlawful detention, and (D) products and completed operations. Such policy shall provide for severability of interests, and shall not include any deductible.

(ii) Tenant shall carry and maintain commercial property insurance covering all leasehold improvements whether existing at the time of delivery or installed by Tenant, Tenant Personal Property and other personal property from time to time in, on or upon the Premises, including but not limited to all fixtures (including trade fixtures), Tenant's inventory, merchandise, goods, furnishings, equipment, furniture, wall coverings, and floor coverings, etc., in an amount not less than the full replacement cost thereof, without deduction for depreciation, providing protection against any peril included within the classification "all risks" insurance (including but not limited to coverage for water damage from all causes, including sprinkler damage, sewer discharge or backup, water line breakage, and

overflow from Tenant's spaces or from the Village Common Areas). Where available, Tenant shall insure for earthquake damage. The policy for such insurance shall be endorsed with ISO endorsements specifying coverages for additional costs of contingent liability from the operation of building codes, increased costs of construction, debris removal and demolition costs. Such policy shall include coverage for all glass windows, doors and other glass fixtures and appurtenances at the Premises. The deductible under such policy shall not exceed Five Thousand Dollars ($5,000) per occurrence. Landlord shall be named as loss payee with respect to the coverage for Tenant improvements.

(iii) Tenant shall carry and maintain commercial automobile liability insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence. The policy for such insurance shall include coverage for owned, hired and non-owned automobiles and other vehicles. Such policy shall provide for severability of interests, and shall not include any deductible.

(iv) Tenant shall carry and maintain umbrella or excess liability insurance with a limit of at least Five Million Dollars ($5,000,000) per occurrence. Any Tenant designated as an Anchor Tenant shall carry a Ten Million Dollar ($10,000,000) per occurrence limit. The policy of such insurance shall be written on an "occurrence" basis. Such policy shall provide for severability of interests, and shall not include any deductible.

(v) Tenant shall carry and maintain workers compensation insurance as required by Law, and employers liability insurance with a limit of at least One Million Dollars ($1,000,000) per employee for each accident, injury and illness. The policy for such insurance shall include a standard waiver of subrogation provision in favor of Landlord.

(vi) Tenant shall carry and maintain business interruption insurance with coverage equal to one hundred percent (100%) of anticipated net profits and fixed charges for at least one (1) year with a 60-day extended period of indemnity endorsement.

(vii) If Tenant distributes, sells, serves or furnishes alcoholic beverages in the ordinary course of its business at the Premises, then Tenant shall maintain and keep in full force and effect throughout the Term of this Lease, liquor liability insurance in an amount not less than Five Million Dollars ($5,000,000) written on a combined single limit per occurrence basis.

(viii) Subject to the limitations imposed by Section 10.3(d), if Tenant uses, stores, handles, processes or disposes of Hazardous Materials in the ordinary course of its business at the Premises, then Tenant shall maintain in full force and effect throughout the Term of this Lease, environmental impairment liability insurance with limits of not less than One Million Dollars ($1,000,000), providing coverage for bodily injury, property damage or injury or damage of actual, alleged or threatened emission, discharge, dispersal, seepage, release or escape of Hazardous Materials, including any loss, cost or expense incurred as a result of any cleanup of Hazardous Materials or in the investigation, settlement or defense of any claim, suit, or proceedings against Landlord or its management company arising from Tenant's use, storage, handling, processing or disposal of Hazardous Materials.

(ix) Tenant shall maintain boiler and machinery insurance, including mechanical breakdown, covering rooftop HVAC units and any separate heating units or boilers which serve on the Premises. Such coverage shall be for the full replacement value of the units without deduction for depreciation.

(x) Tenant shall carry and maintain any additional insurance (as to risks covered, policy provisions or otherwise) that Landlord may reasonably require from time to time, at Tenant's sole expense.

(c) Certificates of Insurance. Tenant shall provide to Landlord copies of the policies for the insurance set forth in Section 18.2(b), or certificates of such policies with all required endorsements attached, prior to Landlord's delivery of the Premises to Tenant and at least annually thereafter and as otherwise requested by Landlord.

(d) Use of Proceeds. All proceeds of the insurance Tenant is required to maintain under Section 18.2(b)(ii) for damaged or destroyed leasehold improvements shall be used for the repair or replacement of the property, including reconstruction of the leasehold improvements, damaged or destroyed. Upon either the failure of Tenant to diligently proceed with the repair or replacement of the leasehold improvements in accordance with Section 19.1(c), or the termination of the Lease under Section 19.2, Landlord shall be entitled to receive all insurance proceeds related to the applicable unrepaired or un-replaced leasehold improvement(s).

(e) Tenant Contractor Insurance. Tenant shall require all contractors (including, without limitation, subcontractors) that Tenant uses to perform any work with respect to the Premises (including, without limitation, Tenant's Work) to carry and maintain with respect to the Premises, at all times during the performance of such work, (i) commercial general liability insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence, written on an "occurrence" basis, and including coverage for personal injury claims (including, without limitation, claims for bodily injury, death and property damage), (ii) commercial automobile liability insurance with a combined single limit of at least One Million Dollars ($1,000,000) per occurrence, which includes coverage for owned, hired and non-owned automobiles and other vehicles, (iii) umbrella or excess liability insurance with a limit of at least Five Million Dollars ($5,000,000) per occurrence, written on an "occurrence" basis, (iv) workers compensation insurance as required by Law, and employers liability insurance with a limit of at least One Million Dollars ($1,000,000) per employee for each accident, injury and illness, and (v) builders risk insurance upon all of such work in an amount not less than the full replacement cost thereof. Each of the polices for such insurance shall be with an insurance company authorized to do business in the State of Nevada and rated A-/VIII or better in the most current edition of Best's Insurance Report. All such policies (other policies for workers compensation insurance) shall name as additional insureds Landlord, each Secured Lender and such other Persons as Landlord specifies from time to time. Prior to the commencement of such work, Tenant shall provide, or cause to be provided, to Landlord copies or certificates of such policies.

(f) Notice of Loss. Tenant shall promptly notify Landlord of any damage to Persons or property that occurs at the Premises from fire, any other casualty or serious injury.

18.3 Landlord's Insurance.

(a) General Requirements. Landlord shall, from and after the date of delivery of the Premises from Landlord to Tenant and during the Term, carry and maintain the types of insurance set forth in Section 18.3(b), each of which shall be in the amount hereinafter specified and in the form hereinafter provided for, and each of which shall be with an insurance company authorized to do business in the State of Nevada and rated A-/VIII or better in the most current edition of Best's Insurance Report. Landlord may maintain any of its required insurance coverages under umbrella or blanket policies of insurance covering the Building and any other premises of Landlord, or any Affiliate of Landlord,

provided that the coverage afforded will not be reduced or diminished by reason of the use of such blanket policy. All premiums for insurance maintained by Landlord pursuant to this Section 18.3 shall be a part of the Village Operating Costs.

(b) Required Insurance. Landlord shall carry and maintain (i) commercial general liability insurance with respect to the Village Area with such limits as Landlord may reasonably determine, and (ii) property insurance covering the Building (excluding Tenant's Work, Tenant Personal Property, all other property required to be covered by Tenant's insurance under Section 18(b)(ii), and all property required to be covered by the property insurance of other tenants or occupants of the Building) in such amount as Landlord may reasonably determine, but in no event less than the amount required any Secured Lender.

18.4 Waiver of Subrogation. Notwithstanding anything to the contrary contained elsewhere in this Lease, neither Party shall be liable to the other Party, or to any insurance company insuring the other Party by way of subrogated rights or otherwise, for any loss or damage which is covered by any insurance carried, or required to be carried, by Tenant under Section 18.2(b)(ii), or any insurance carried, or required to be carried, by Landlord under Section 18.3(b)(ii).

18.5 Limitations on Landlord's Liabilities. Landlord shall not be responsible or liable to Tenant, or those claiming by, through or under Tenant, for any loss or damage to their person or property resulting from: (a) the acts or omissions of Persons occupying space adjoining or adjacent to the Premises or connected to the Premises, or occupying any other space within the Project, (b) the acts or omissions of any other Persons (except as otherwise expressly provided in Section 18.1(b)), or (c) events such as the breaking or falling of electrical cables and wires; or the breaking, bursting, stoppage or leaking of water, gas, sewer, or steam pipes or equipment.

ARTICLE XIX
CASUALTY

19.1 Landlord's Obligation to Repair and Reconstruct.

(a) If the Premises shall be partially damaged by fire or other casualty but are not thereby rendered unsuitable for the purposes contemplated herein, Landlord shall cause the Premises to be repaired, subject to Section 19.1(c) and Section 19.2, and the Fixed Minimum Rent and Additional Charges shall not be abated. If by reason of such occurrence the Premises shall be rendered unsuitable for the purposes contemplated herein only in part, Landlord shall cause the Premises to be repaired, subject to Section 19.1(c) and Section 19.2, and the Fixed Minimum Rent and Additional Charges shall be abated proportionately as to the portion of the Premises rendered unsuitable for the purposes contemplated herein from the date of such occurrence until the earlier to occur of ninety (90) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

(b) If the Premises shall be rendered wholly unsuitable for the purposes contemplated herein by reason of such occurrence, Landlord shall cause the Premises to be repaired, subject to Section 19.1(c) and Section 19.2, and the Fixed Minimum Rent and Additional Charges shall be abated from the date of such occurrence until the earlier to occur of ninety (90) days after Landlord's restoration work has been substantially completed or the date the Premises so repaired has reopened for business.

(c) If Landlord is required or elects to repair or reconstruct the Premises under the provisions of this Article XIX, its obligation shall be limited to that work with respect to the Premises which was Landlord's obligation to perform for Tenant at the commencement date of this Lease. Upon Landlord's completion of the work required to be performed by Landlord under this Section 19.1, other than details of construction which do not materially interfere with the performance of the work to be performed by Tenant under this Section 19.1, Tenant, at Tenant's expense, shall promptly perform all repairs and restoration not required to be done by Landlord and shall promptly refixture and reconstruct the Premises and recommence business in all parts thereof.

(d) Tenant shall not be entitled to any compensation or damages, other than stated herein, from Landlord for the loss of the use of the whole or any part of the Premises or damage to Tenant Personal Property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration.

19.2 Option to Terminate. Landlord may elect to terminate this Lease by giving to Tenant notice of such election within ninety (90) days after the occurrence of any of the events below. If such notice is given, this Lease shall terminate as of the date of such notice, and Fixed Minimum Rent and Additional Charges shall be adjusted as of the date of such termination.

(a) the Premises are rendered wholly untenantable, or damaged as a result of any cause which is not covered by Landlord's actual insurance or Landlord's required insurance under Section 18.3(b),

(b) the Premises are damaged or destroyed to the extent of twenty-five percent (25%) or more of the cost of replacement during the second-to-last Lease Year of the Term,

(c) the Premises are materially damaged or destroyed in whole or in part during the last Lease Year of the Term, or

(d) the Project is damaged to the extent of ten percent (10%) or more of the cost of replacement. However, Landlord shall not terminate this Lease solely pursuant to this clause (d) unless Landlord also terminates the leases of all similarly affected tenants in the Project.

Notwithstanding the foregoing provisions, if Landlord terminates this Lease solely pursuant to clause (b) or clause (c) of this Section 19.2, and if at the time Tenant receives notice of such termination any option of Tenant to extend the term of this Lease under Section 6.5 may still be validly exercised, then Tenant may nullify Landlord's termination notice, and require Landlord to repair the Premises in accordance with Section 19.1, by exercising such option by giving Landlord written notice of such exercise within thirty (30) days after Tenant's receipt of Landlord's notice of termination. Tenant hereby waives any statutory rights of termination which may arise out of partial or total destruction of the Premises which Landlord is obligated to restore.

19.3 Demolition of Project. If the Project is so substantially damaged that it is reasonably necessary, in Landlord's reasonable judgment, to demolish a portion of the Project, including the Premises, for the purpose of reconstruction, Landlord may demolish the Premises, in which event Tenant's Fixed Minimum Rent and Additional Charges shall be abated from the date of the casualty until the earlier to occur of ninety (90) days after Landlord's restoration work has been substantially completed or the date the Premises so restored has reopened for business.

ARTICLE XX
CONDEMNATION

If the whole or substantially the whole of the Project or the Premises shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or shall be voluntarily sold or conveyed in lieu of condemnation (but under threat of condemnation), then this Lease shall terminate as of the date when physical possession of the Project or the Premises is taken by the condemning authority. If less than the whole or substantially the whole of the Project is so taken, sold or conveyed, then Landlord (whether or not the Premises are affected thereby) may terminate this Lease by giving written notice thereof to Tenant prior to the date when physical possession of such portion of the Project is taken by the condemning authority if such taking, sale or conveyance substantially impairs access to the Project or the usefulness of the Project as a mixed-use development, in which event this Lease shall terminate as of the date when physical possession of such portion of the Project is taken by the condemning authority. If less than the whole or substantially the whole of the Project or the Premises is so taken, sold or conveyed, then either Landlord or Tenant may terminate this Lease by giving written notice thereof to the other party prior to the date when physical possession of such portion of the Project or the Premises is taken by the condemning authority if such taking, sale or conveyance substantially impairs access to the Premises or the usefulness of the Premises for the purposes herein granted to Tenant, in which event this Lease shall terminate as of the date when physical possession of such portion of the Project or the Premises is taken by the condemning authority. If this Lease is not so terminated upon any such taking, sale or conveyance, then: (a) Landlord shall, to the extent Landlord deems feasible, restore the Project and the Premises to substantially their former condition, but such work shall not exceed the scope of the work done by Landlord in originally constructing the Project and the Premises, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking, sale or conveyance, and (b) if any portion of the Premises is so taken, sold or conveyed, the Fixed Minimum Rent and Additional Charges shall be equitably reduced based on the manner the same are calculated hereunder (i.e., whether they are calculated on a square foot or fixed rate basis). All compensation awarded for any such taking, sale or conveyance of the fee and the leasehold, or any part thereof, shall belong to and be the property of Landlord. Tenant hereby assigns to Landlord all right, title and interest of Tenant in and to any award made for leasehold damages and/or diminution in the value of Tenant's leasehold estate. Tenant shall have the right to claim such compensation as may be separately awarded or allocated by reason of the cost or loss to which Tenant may incur in removing Tenant's merchandise, fixtures, leasehold improvements and equipment from the Premises. Compensation as used in this Article XX shall mean any award given to Landlord for such taking, sale or conveyance in excess of, and free and clear of, all prior claims of the holders of any mortgages, deeds of trust or other security interests. No such taking, sale or conveyance shall operate as or be deemed an eviction of Tenant or a breach of Landlord's covenant of quiet enjoyment. Except as otherwise expressly provided herein, Tenant hereby waives any statutory rights of termination which may arise by reason of any such partial taking, sale or conveyance of the Premises.

ARTICLE XXI
SUBORDINATION AND ATTORNMENT BY TENANT

21.1 Subordination of Lease. This Lease and the estate of Tenant hereunder shall be subject

and subordinate to any ground lease, deed of trust, mortgage lien, or any reciprocal easement agreement or other operating agreement which now encumbers or which at any time hereafter may encumber the Premises (such ground lease, deed of trust, mortgage lien, or reciprocal easement agreement or other operating agreement, and any replacement, renewal, modification, consolidation or extension thereof, being hereinafter referred to as an "Encumbrance"). Any Encumbrance shall be prior and paramount to this Lease and to the right of Tenant hereunder and all Persons claiming through and under Tenant, or otherwise, in the Premises. Tenant's acknowledgment and agreement of subordination provided for in this Section 21.1 shall be self-operative and no further instrument of subordination shall be required. However, Tenant, on Tenant's behalf, and on behalf of all Persons claiming through and under Tenant, covenants and agrees that, from time to time at the request of Landlord or the holder of any Encumbrance, Tenant will execute and deliver any necessary or proper instruments or certificates reasonably necessary to acknowledge or confirm the priority of the Encumbrance over this Lease and the subordination of this Lease thereto or to evidence Tenant's consent to any Encumbrance. Notwithstanding the foregoing, any holder of an Encumbrance may elect to the extent possible that this Lease shall have priority over such Encumbrance and, upon notification of such election by the holder of such Encumbrance, this Lease shall be deemed to have priority over such Encumbrance, whether this Lease is dated prior to or subsequent to the date of such Encumbrance.

21.2 Attornment by Tenant. Tenant agrees that if the holder of any Encumbrance or any Person claiming under said Encumbrance shall succeed to the interest of Landlord in this Lease, then Tenant shall recognize and attorn to said holder as Landlord under the terms of this Lease. Tenant agrees that it will, upon the request of Landlord, execute, acknowledge and deliver any and all instruments necessary or reasonably requested by Landlord or its lender to give effect or notice of such attornment and failure of Tenant to execute any such document or instrument upon demand shall constitute a default by Tenant under the terms of this Lease.

ARTICLE XXII
ASSIGNMENT AND SUBLETTING

22.1 Landlord's Consent Required.

(a) Landlord has entered into this Lease with Tenant in order to obtain the benefit for the Project of the unique attraction of the trade name set forth in Section 1.2(l) and of the unique merchandising mix and product line associated with the business operated by Tenant under such trade name. In entering into this Lease, Landlord has specifically relied on the identity and special skill of Tenant in its ability to conduct the business identified in Section 1.2(m). Accordingly Tenant shall not, without Landlord's prior written consent, mortgage, pledge, encumber, franchise, assign or in any manner transfer this Lease, voluntarily or involuntarily, by operation of law or otherwise, nor sublet all or any part of the Premises for the conduct of any business by any third Person, or for any purpose other than is herein authorized.

(b) If Tenant is a "closely-held" entity (meaning a corporation which is not listed on a national securities exchange as defined in the Securities Exchange Act of 1934, as amended, a partnership, a limited liability company, or any other type of business entity that is not a corporation), a change in the "control" of Tenant or in the "control" of any entity that directly or indirectly "controls" Tenant ("control" meaning the ownership or control of fifty percent (50%) or more of the voting or ownership interests of an entity or, if such entity is a partnership, the general partner of such entity)

without Landlord's prior written consent shall constitute an attempted assignment in violation of this Lease and shall at Landlord's election: (i) be deemed to be a default under this Lease, (ii) be deemed to be an offer of return of the Premises to Landlord pursuant to Section 22.3, or (iii) be deemed to be null and void and of no effect.

(c) Any consent by Landlord to any assignment or subletting, or other operation by a concessionaire, or licensee, shall not constitute a waiver of the necessity for such consent under any subsequent assignment or subletting or operation by a concessionaire or licensee.

(d) Reference anywhere else in this Lease to an assignee or subtenant shall not be considered as a consent by Landlord to such assignment or subletting nor as a waiver against the same except as specifically permitted in this Section 22.1.

(e) Notwithstanding the foregoing provisions, Tenant shall have the right to assign or otherwise transfer this Lease or sublease the entire Premises (but not part of the Premises), to its parent or to a wholly owned subsidiary or to an entity which is wholly owned by the same entity which wholly owns Tenant, provided, however, that: (i) Tenant shall also remain primarily liable for all obligations under this Lease, (ii) the transferee shall, prior to the effective date of the transfer, deliver to Landlord instruments evidencing such transfer and its agreement to assume and be bound by all the terms, conditions and covenants of this Lease to be performed by Tenant, all in form acceptable to Landlord, and (iii) Tenant's right to make such transfer is expressly conditioned on, and shall remain in effect only as long as the transferee maintains its relationship as parent or wholly owned subsidiary of Tenant or wholly owned subsidiary of Tenant's parent.

22.2 Transfer Requirements. Notwithstanding anything contained herein to the contrary, any assignment or transfer under this Section 22, whether or not Landlord's consent is required, shall be subject to the following: (A) not less than thirty (30) days prior to the effective date of such assignment or transfer, Landlord shall have been provided with notice of the proposed assignment or transfer, copies of the proposed transfer documents, and such other evidence satisfactory to it of such transaction, (B) no default in the payment of rent or additional rent or other material default then exists under this Lease at the time of such notice or upon the proposed effective date of such assignment or transfer, (C) the assignee or transferee shall assume all of Tenant's liabilities under this Lease in form acceptable to Landlord, (D) the assignee or transferee agrees, in writing, to operate the Premises under the same trade name, quality standards, and only in accordance with the Permitted Use in Section 1.2(m); and (E) the assignee or transferee provides such suitable capitalization, net worth, and financial assurances as deemed necessary by Landlord, in its reasonable discretion. Any purported assignment made in violation of the provisions of this Section 22 shall pass no interest hereunder to the assignee and shall be of no force or effect.

22.3 Intentionally Omitted.

22.4 Acceptance of Rent by Landlord. If this Lease be assigned, or if the Premises, or any part thereof, be subleased or occupied by anybody other than Tenant with or without Landlord's consent, Landlord may collect from assignee, subtenant or occupant, any Rent or other charges payable by Tenant under this Lease and apply the amount collected to the Rent herein reserved, but such collection by Landlord shall not be deemed a waiver of the provisions of this Lease, nor an acceptance of this assignee, subtenant or occupant, as a tenant of the Premises.

22.5 No Release of Tenant's Liability. Without Landlord's written release, no assignment or

subletting or any other transfer by Tenant shall release Tenant, or any guarantor (as applicable), from any liability under the terms of this Lease, nor relieve the obligation of performing any of the terms, covenants and conditions of this Lease.

22.6 Legal Fees. In each instance where Landlord's consent to an assignment or subletting is requested by Tenant, Tenant acknowledges and agrees that Landlord shall not be deemed to be acting unreasonably if Landlord, as one of its conditions to the granting of such consent, should require Tenant to pay the reasonable attorney's fees incurred by Landlord including the apportioned costs of its in-house counsel, any outside counsel, or counsel for Landlord's lender if such lender's consent should be required, in the preparing, reviewing, negotiating and/or processing of documentation in connection with the requested assignment or subletting irrespective of whether or not consent is given to such assignment or subletting.

ARTICLE XXIII
DEFAULT

23.1 Events of Default. Each of the following shall be considered an "Event of Default" and shall give rise to and entitle Landlord to the remedies provided for in Section 23.2, as well as any and all other remedies, whether at law or in equity, provided for or otherwise available to Landlord or as otherwise provided for in this Lease:

(a) Tenant shall default in the payment of any Rent or charges, or in the payment of any other sums of money required to be paid by Tenant to Landlord under this Lease, or as reimbursement to Landlord for sums paid by Landlord on behalf of Tenant in the performance of the covenants of this Lease, and said default is not cured within ten (10) days after receipt of written notice thereof from Landlord.

(b) Tenant fails to commence the work to be performed by Tenant under Section 5.2 within thirty (30) days after the date Landlord delivers possession of the Premises to Tenant with the work to be performed by Landlord under Section 5.1(a) completed other than details of construction which do not materially interfere with the performance of the work to be performed by Tenant under Section 5.2.

(c) Tenant fails to complete the work to be performed by Tenant under Section 5.2 by sixty (60) days after the Rent Commencement Date.

(d) Tenant should vacate or abandon the Premises or shall fail to operate its business on the days and hours required in Section 1.2(r), or fails to continuously occupy and conduct Tenant's business in the Premises.

(e) Tenant shall default in the performance of any other covenants, terms, conditions, provisions, rules and regulations of this Lease excepting those items listed elsewhere in this Section 23.1 and such default is not cured within thirty (30) days after written notice thereof given by Landlord, excepting such defaults that cannot be cured completely within such thirty (30) day period providing Tenant, within said thirty (30) day period, commences the curing thereof and continues thereafter with all due diligence to cause such curing to proceed to completion.

(f) There is commenced any case in bankruptcy against the original named Tenant, any assignee or subtenant of the original named Tenant, any then occupant of the Premises or any guarantor of all or any of Tenant's obligations hereunder (collectively "Key Persons") or an order for relief is entered with respect to any Key Person or there is appointed a receiver or trustee to take possession of any of the assets of any Key Person or the Premises or any Key Person applies for or consents to such appointment, or there is a general assignment by any Key Person for the benefit of creditors, or any action is taken by or against any Key Person under any state or federal insolvency or bankruptcy act, or any similar law now or hereafter in effect or any property of any Key Person is taken or seized under levy of execution or attachment, or any Key Person admits in writing its inability to pay its debts as they mature.

(g) The sale of Tenant's interest in the Premises under attachment, execution or similar legal process.

(h) Any other Event of Default designated elsewhere herein occurs.

All cure periods provided in this Lease shall run concurrently with any periods provided by Law.

23.2 Remedies and Damages.

(a) If any Event of Default occurs, Landlord may, at its option and in addition to any and all other rights or remedies provided Landlord in this Lease or at law or equity, immediately, or at any time thereafter, and without demand or notice (except as provided herein):

(i) without waiving the Event of Default, apply all or part of the security deposit, if any, to cure the Event of Default and Tenant shall upon demand restore the security deposit to its original amount;

(ii) without waiving such Event of Default, apply thereto any overpayment of Rent to curing the Event of Default in lieu of refunding or crediting the same to Tenant;

(iii) if the Event of Default pertains to work or other obligations (other than the payment of Rent) to be performed by Tenant, without waiving such Event of Default, enter upon the Premises and perform such work or other obligation, or cause such work or other obligation to be performed, for the account of Tenant; and Tenant shall upon demand pay to Landlord the cost of performing such work or other obligation plus fifteen percent (15%) thereof as administrative costs; and

(iv) declare the Term ended and re-enter the Premises and take possession thereof, terminate all of the rights of Tenant in and to the Premises and accelerate all Rent and other charges owing during the remaining portion of the Term.

(b) Notwithstanding any termination of this Lease or termination of Tenant's rights to possession, whether by summary proceedings or otherwise, Tenant shall pay and be liable for (on the days originally fixed herein for the payment thereof) the several installments of Rent as if this Lease had not been terminated and as if Landlord had not entered and whether the Premises is relet or remains vacant in whole or in part, but if the Premises is relet by Landlord, Tenant shall be entitled to a credit in the net sum of Rent received by Landlord in reletting after deduction of all expenses incurred in reletting the Premises, and in collecting such Rent. Landlord shall further be entitled to recover any unamortized Tenant Improvement Allowance paid to Tenant, based on straight line amortization over the initial Term

of this Lease.

(c) In the event of a reletting, Landlord may apply the rent therefrom first to the payment of Landlord's expenses including but not limited to attorney's fees incurred, expense of reletting, repairs, brokerage fees, subdividing, renovation or alteration of the Premises and then to the payment of Rent and all other sums due from Tenant hereunder, and Tenant shall remain liable for any deficiency.

(d) In computing damages or rental due under this Lease, the value of the Percentage Rent for any period subsequent to the termination of this Lease, or the termination of Tenant's right of possession, shall be included and shall be an amount per year equal to one-third of the total Percentage Rent chargeable to Tenant for the last three (3) full years immediately preceding such termination, and if less than three (3) full years shall have elapsed, such value shall be an amount per year equal to the average yearly Percentage Rent theretofore payable by Tenant.

23.3 Repeated Default.

(a) Notwithstanding anything to the contrary set forth in this Lease, if there is an Event of Default with respect to the timely payment of any Rent due Landlord from Tenant or the payment of any other money due Landlord from Tenant under the terms of this Lease, or in the timely reporting of Gross Revenue as required by Section 7.2(c) and any such Event of Default shall be repeated two (2) times in any period of twelve (12) consecutive months, then, notwithstanding that such Event of Default shall have been cured, any further similar Event of Default within said twelve (12) month period shall be deemed to be a "Repeated Event of Default".

(b) In the event of a Repeated Event of Default, Landlord, without affording Tenant an opportunity to cure such Repeated Event of Default, may terminate this Lease forthwith by notice to Tenant given within thirty (30) days of such Repeated Event of Default.

23.4 Waiver of Rights of Redemption. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future Laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Landlord obtaining possession of the Premises by reason of the violation, by Tenant, of any of the covenants or conditions of this Lease, or otherwise.

23.5 Removal of Tenant. Pursuant to the rights of re-entry provided above, Landlord may remove all individuals from the Premises and may, but shall not be obligated to, remove all property therefrom, and may, but shall not be obligated to, enforce any rights Landlord may have against said property or store the same in any public or private warehouse or elsewhere at the cost and for the account of Tenant or the owner or owners thereof. Tenant agrees to hold Landlord free and harmless from any liability whatsoever for the removal and storage of any such property, whether of Tenant or any third party whomsoever. Anything contained herein to the contrary notwithstanding, Landlord shall not be deemed to have terminated this Lease or the liability of Tenant to pay any Rent or other sum of money thereafter to accrue hereunder, or Tenant's liability for damages under any of the provisions hereof, by any such reentry, or by any action in unlawful detainer or otherwise to obtain possession of the Premises, unless Landlord shall have specifically, with reference to this Section 23.5, notified Tenant in writing that it has so elected to terminate this Lease, or terminate any liability hereunder. Tenant covenants and agrees that the service by Landlord of any notice pursuant to the unlawful detainer statutes of the State of Nevada and the surrender of possession pursuant to such notice shall not (unless Landlord elects to the contrary at the time of, or at any time subsequent to, the service of such notice to Tenant) be deemed to be a termination of this Lease, or the termination of any liability of Tenant hereunder to Landlord.

23.6 Default by Landlord. If Landlord fails or refuses to perform any of the provisions, covenants or conditions of this Lease on Landlord's part to be kept or performed, Tenant, prior to exercising any right or remedy Tenant may have against Landlord on account of such default, shall give written notice to Landlord and, if Tenant has been notified of the name and notice address of such lender, Landlord's lender of such default, specifying in said notice the default with which Landlord is charged and Landlord shall not be deemed in default if the same is cured within thirty (30) days of receipt of said notice. Notwithstanding any other provision hereof, Tenant agrees that if the default complained of in the notice provided for by this Section 23.6 is of such a nature that the same can be rectified or cured by Landlord, but cannot with reasonable diligence be rectified or cured within said thirty (30) day period, then such default shall be deemed to be rectified or cured if Landlord within said thirty (30) day period (or Landlord's lender in a longer reasonable time) shall commence the rectification and curing thereof and shall continue thereafter with all due diligence to cause such rectification and curing to proceed to completion.

23.7 Attorney's Fees & Costs of Enforcement. In the event of a dispute among the parties that results in the filing of a court action seeking enforcement of the terms of this Lease, the prevailing party shall be entitled to all reasonable costs, attorney fees (including allocable in-house counsel costs) and related expenses incurred, whether or not the matter is taken to final judgment.

ARTICLE XXIV
NOTICES

24.1 Notices to Tenant and Landlord. Any and all notices and demands by or from Landlord to Tenant, or by or from Tenant to Landlord, required or desired to be given hereunder shall be in writing and shall be validly given if sent by any of the following methods which provides a written delivery confirmation receipt: i) served personally; ii) deposited in the United States mail, certified or registered, postage prepaid, return receipt requested; iii) delivered by a nationally recognized next day delivery courier service, or; iv) transmitted by facsimile or other form of electronic dispatch (i.e. email) with a copy sent the same day via US first class mail postage prepaid. All notices served pursuant to (i), (ii) and (iii) shall be effective upon receipt, and notices served per section (iv) shall be effective upon dispatch. However, if such notice or demand be served by registered or certified mail or by courier service in the manner provided, service shall be conclusively deemed given the first Business Day delivery is attempted whether or not it actually occurs. Notices shall be addressed in accordance with Section 1.2(o). Either party may change its address for the purpose of receiving notices or demands as herein provided by a written notice given in the manner aforesaid to the other party hereto, which notice of change of address shall not become effective, however, until the actual receipt thereof by the other party.

24.2 Notices to Mortgagee. Tenant shall give each of Landlord's mortgagees (each a "Landlord Mortgagee") written notice of any alleged default which could give rise to Tenant's termination of this Lease, or expenditure of money on behalf of Landlord, provided Landlord has given Tenant a notice advising Tenant of the name and address of such Landlord Mortgagee. Such Landlord Mortgagee shall also be given an appropriate time to cure such default including the opportunity to obtain possession of Landlord's interest, if necessary, to cure the default.

ARTICLE XXV
MISCELLANEOUS

25.1 Force Majeure. Whenever a day is appointed herein on which, or a period of time is appointed in which, a Party is required to do or complete any act, matter or thing, the time for the doing or completion thereof shall be extended by a period of time equal to the number of days on or during which such Party is prevented from the doing or completion of such act, matter or thing because of labor disputes, civil commotion, war, warlike operations, sabotage, unforeseen governmental regulations or control, fire or other casualty, unforeseen inability to obtain materials, fuel or energy, weather or other acts of God, or other causes beyond such Party's reasonable control (financial inability excepted); provided, however, that nothing contained herein shall excuse any Party from the prompt payment of any money that such Party is required to pay hereunder.

25.2 Time of the Essence. Subject to Section 25.1, time is of the essence of this Lease and all of the terms, covenants and conditions hereof.

25.3 Brokers. Tenant and Landlord each warrants to the other that it has had no dealings with any broker or agent in connection with this Lease. Subject to the foregoing, Tenant and Landlord covenant and agree to pay, hold harmless and indemnify the other from and against any and all costs, expenses or liability for any compensation, commissions and charges claimed by any broker or agent alleging to have dealt with the indemnifying party with respect to this Lease or the negotiation hereof (including, without limitation, the cost of legal fees in connection therewith).

25.4 Recordation. Neither this Lease, nor any memorandum or short form of this Lease, shall be recorded by Tenant.

25.5 Exculpation. If Landlord shall fail to perform any term, covenant or condition of this Lease upon Landlord's part to be performed and, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon the execution of such judgment and levy thereon against the right, title and interest of Landlord in the Project and out of rent or other income from the Project receivable by Landlord or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord's right, title and interest in the Project. Neither Landlord, nor any of its members, partners, venturers, shareholders, officers, directors or Affiliates shall be liable for any deficiency.

25.6 Perpetuities. If for any reason the Rent Commencement Date has not occurred within three (3) years of the date hereof, this Lease shall thereupon terminate and be of no further force or effect (except with respect to matters that arose before such termination).

25.7 Estoppel Certificates. Tenant agrees at any time, upon not less than ten (10) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a written statement certifying that this Lease is unmodified and in full force and effect (or, if there has been modifications, that the same is in full force as modified and stating the modifications), the dates to which the Rent have been paid in pursuant to this Lease and such other certification concerning this Lease as may be reasonably requested by Landlord. Tenant further agrees that such statement may be relied upon by any mortgagee or prospective purchaser of the fee or assignee of any mortgage on the fee of the Premises.

25.8 Consents.

(a) Where in this Lease, or in any rules and regulations imposed by Landlord hereunder, Landlord's or Tenant's consent or approval is required and is not expressly permitted to be withheld in Landlord's or Tenant's sole discretion, such consent or approval shall not be permitted to be unreasonably withheld, conditioned or delayed.

(b) Tenant shall pay all costs and expenses, including reasonable attorney fees (whether outside counsel fees or allocated in-house attorney charges) that may be incurred by Landlord in processing, documenting or administering any request by Tenant for any consent or approval of Landlord required under this Lease.

(c) The grant by Landlord of any consent or approval hereunder shall in no way result in the incurrence by Landlord of any liability related to the subject matter of such consent or approval.

(d) No Party shall be deemed to have given any consent, approval or agreement required under this Lease unless and until such Party gives such consent, approval or agreement in writing.

25.9 No Partnership. Nothing contained in this Lease shall be deemed or construed by the Parties or by any third party to create the relationship of principal and agent, a partnership, a joint venture or any other association between Landlord and Tenant. Neither the method of computation of rent nor any other provisions contained in this Lease nor any acts of the Parties shall be deemed to create any relationship between Landlord and Tenant other than the relationship of landlord and tenant.

25.10 Effective Date of Lease. The submission of this Lease for examination or execution does not constitute a reservation of or option for the Premises; and this Lease becomes effective as a lease only upon execution and delivery thereof by both Parties.

25.11 Costs of Performing Obligations. Except as otherwise expressly provided herein, each Party shall perform its obligations hereunder at its sole cost and expense and without any right to receive any reimbursement therefore from the other Party.

25.12 Drafting. This Lease shall not be construed either for or against Landlord or Tenant, but shall be interpreted in accordance with the general tenor of its language.

25.13 Covenants. Whenever in this Lease any words of obligation or duty are used in connection with either Party, such words shall have the same force and effect as though framed in the form of express covenants on the part of such Party.

25.14 Captions. The captions appearing at the commencement of the articles and sections hereof, and as the title to the exhibits attached hereto, are descriptive only and for convenience in reference to this Lease, and in no way define, limit or describe the scope or intent of this Lease, nor in any way affect this Lease.

25.15 Limitation Language. In this Lease, the use of words such as "including" or "such as" shall not be deemed to limit the generality of the term, covenant or condition to which they have reference, whether or not non-limiting language (such as "without limitation", "but not limited to", or

words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general term, covenant or condition.

25.16 Pronouns. Masculine and feminine pronouns shall be substituted for the neuter form and vice versa, and the plural shall be substituted for the singular form and vice versa, in any place or places herein in which the context requires such substitutions.

25.17 Partial Invalidity. If any term, covenant or condition of this Lease, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all terms, covenants and conditions of this Lease, and all applications thereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby. In lieu of such invalid, void or unenforceable term, covenant or condition, there shall be added to this Lease a term, covenant or condition that is valid, not void and enforceable and that most closely approximates the intent of such invalid, void or unenforceable term, covenant or condition as may be possible.

25.18 Entire Agreement. This Lease sets forth the entire understanding and agreement between the Parties, and supersedes all previous communications, negotiations and agreements (including, without limitation, letters of intent), whether written or oral, with respect to the subject matter hereof. No addition to or modification of this Lease shall be binding on any Party unless reduced to writing and duly executed and delivered by the Parties with the same formalities as the execution of this Lease. Without limiting the generality of the foregoing, Tenant acknowledges and agrees that unless otherwise expressly set forth herein, neither Landlord nor any of its agents, representatives or employees has made any agreement with Tenant, or any covenant, promise, representation or warranty to Tenant, with respect to any of the following: (a) exclusive rights to sell goods or services within the Project, (b) limitations on or restrictions against competing businesses within the Project, (c) the future opening of other stores or businesses within the Project or timing of opening of additional phases, (d) expected per square foot or total sales from the Premises or within the Project, (e) the type or quality of existing or prospective tenants located or to be located within the Project, (f) work to be performed by Landlord in improving the Premises, (g) contributions by Landlord towards Tenant's leasehold improvement costs, (h) the annual amounts of Tenant's share of Retail Operating Costs or Tenant's share of Real Property Taxes during the Term, or (i) promotion or advertising of Tenant's business or Tenant's products or services.

25.19 Remedies Cumulative. The various rights, options, elections and remedies of Landlord contained in this Lease shall be cumulative and no one of them shall be construed as exclusive of any other, or of any right, priority or remedy allowed or provided for by Law and not expressly waived in this Lease.

25.20 Waiver. Landlord and Tenant shall have the right at all times to enforce the terms, covenants and conditions of this Lease in strict accordance with the terms thereof, notwithstanding any conduct or custom on the part of Landlord or Tenant in refraining from so doing at any time or times. No failure by Landlord or Tenant to insist upon the strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy available for a breach thereof, and no acceptance by Landlord of full or partial Rent during the continuance of any such breach by Tenant, shall constitute a waiver of any such breach or any such right or remedy. No term or condition of this Lease required to be performed by Landlord or Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by the other party. A waiver by Landlord in respect to any tenant of the Project shall not constitute a waiver in favor of any other tenant. No waiver by Landlord or Tenant of the

breach of any condition, covenant or provision of this Lease shall excuse a future breach of the same condition, covenant or provision or of any other condition, covenant or provision of this Lease. After the service of any notice or commencement of any suit, or final judgment therein, Landlord may receive and collect any Rent due, and such collection or receipt shall not operate as a waiver of nor affect such notice, suit or judgment unless the collection by Landlord of such Rent fully settles the subject matter of such notice, suit or judgment.

25.21 Insolvency and Death. It is understood and agreed that neither this Lease, nor any interest herein or hereunder, nor any estate hereby created in favor of Tenant, shall pass by operation of law under any insolvency, bankruptcy, inheritance or other similar Law to any trustee, receiver, assignee for the benefit of creditors, heir, legatee, devisee or other Person.

25.22 Successors and Assigns. The conditions, covenants and agreements contained in this Lease shall be binding upon and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and permitted assigns.

25.23 Joint Liability. If Tenant now or hereafter shall consist of more than one Person, then all such Persons shall be jointly and severally liable as Tenant hereunder.

25.24 Transfer of Landlord's Interest. Landlord shall be liable under this Lease only while owner of the Premises. If Landlord should sell or otherwise transfer Landlord's interest in the Premises, then such purchaser or transferee shall be responsible for all of the covenants and undertakings thereafter accruing of Landlord. Tenant agrees that Landlord shall, after such sale or transfer of Landlord's interest, have no liability to Tenant under this Lease or any modification or amendment thereof, or extensions or renewals thereof, except for such liabilities which: (a) might have accrued prior to the date of such sale or transfer of Landlord's interest to such purchaser or transferee, and (b) are not assumed by such purchaser or transferee.

25.25 Waiver of Jury Trial. The Parties shall and hereby do waive all rights to trial by jury in any action, proceeding or counterclaim brought by either of the Parties against the other on any matters whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage.

25.26 Governing Law. The laws of the State of Nevada shall govern the validity, construction, performance and effect of this Lease. Any legal suit, action or proceeding against Landlord or Tenant arising out of or relating to this Lease shall be instituted exclusively in a federal or state court in Clark County, Nevada, and each Party waives any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding, and each Party hereby irrevocably submits to the jurisdiction of any such court in any suit, action or proceeding.

25.27 Execution; Counterparts. This Lease, inclusive of all exhibits and other documents that are part of this transaction, may be executed and sent by facsimile machine, email, or other form of electronic transmission or reproduction, in one or more counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have executed this Lease as of the day and year last executed below.

LANDLORD:

Great Wash Park LLC,
a Nevada limited liability company

By: GW Management LLC,
a Nevada limited liability company
Its Manager

By:____________________
Name: Guy Penini
Title: Manager
Date: 11/29/12

By:____________________
Name: Noam Ziv
Title: Manager
Date: 11/29/12

TDD

TENANT:

Integrity Food Group LLC,
a Nevada limited liability company

By:____________________
Name: Ken Henderson
Title: President
Date: 11/26/12